                                                                     EXHIBIT 4.1

================================================================================

                     VANGUARD HEALTH HOLDING COMPANY II, LLC

                        VANGUARD HOLDING COMPANY II, INC.

                     and each of the Guarantors party hereto

                      9% SENIOR SUBORDINATED NOTES DUE 2014

                                   ----------

                                    INDENTURE

                         Dated as of September 23, 2004

                                   ----------

                         U.S. Bank National Association

                                   as Trustee

                                   ----------

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                            Indenture Section
---------------                                                                          -----------------
310(a)(1)............................................................................    7.10
   (a)(2)............................................................................    7.10
   (a)(3)............................................................................    N.A.
   (a)(4)............................................................................    N.A.
   (a)(5)............................................................................    7.10
   (b)...............................................................................    7.10
   (c)...............................................................................    N.A.
311(a)...............................................................................    7.11
   (b)...............................................................................    7.11
   (c)...............................................................................    N.A.
312(a)...............................................................................    2.05
   (b)...............................................................................    14.03
   (c)...............................................................................    14.03
313(a)...............................................................................    7.06
   (b)(1)............................................................................    N.A.
   (b)(2)............................................................................    7.06; 7.07
   (c)...............................................................................    7.06; 14.02
   (d)...............................................................................    7.06
314(a)...............................................................................    4.04; 14.02, 14.05
   (b)...............................................................................    N.A.
   (c)(1)............................................................................    14.04
   (c)(2)............................................................................    14.04
   (c)(3)............................................................................    N.A.
   (d)...............................................................................    N.A.
   (e)...............................................................................    14.05
   (f)...............................................................................    N.A.
315(a)...............................................................................    7.01
   (b)...............................................................................    7.05; 14.02
   (c)...............................................................................    7.01
   (d)...............................................................................    7.01
   (e)...............................................................................    6.11
316(a) (last sentence)...............................................................    2.09
   (a)(1)(A).........................................................................    6.05
   (a)(1)(B).........................................................................    6.04
   (a)(2)............................................................................    N.A.
   (b)...............................................................................    6.07
   (c)...............................................................................    2.12
317(a)(1)............................................................................    6.08
   (a)(2)............................................................................    6.09
   (b)...............................................................................    2.04
318(a)...............................................................................    14.01
   (b)...............................................................................    N.A.
   (c)...............................................................................    14.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
              ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions....................................................................................   1
Section 1.02    Other Definitions..............................................................................  36
Section 1.03    Incorporation by Reference of Trust Indenture Act..............................................  37
Section 1.04    Rules of Construction..........................................................................  37

                              ARTICLE II THE NOTES

Section 2.01    Form and Dating................................................................................  38
Section 2.02    Execution and Authentication...................................................................  39
Section 2.03    Registrar and Paying Agent.....................................................................  40
Section 2.04    Paying Agent to Hold Money in Trust............................................................  40
Section 2.05    Holder Lists...................................................................................  40
Section 2.06    Transfer and Exchange..........................................................................  41
Section 2.07    Replacement Notes..............................................................................  56
Section 2.08    Outstanding Notes..............................................................................  56
Section 2.09    Treasury Notes.................................................................................  57
Section 2.10    Temporary Notes................................................................................  57
Section 2.11    Cancellation...................................................................................  57
Section 2.12    Defaulted Interest.............................................................................  57
Section 2.13    CUSIP Numbers..................................................................................  58
Section 2.14    Issuance of Additional Senior Subordinated Notes...............................................  58

                      ARTICLE III REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.............................................................................  58
Section 3.02    Selection of Notes to Be Redeemed or Purchased.................................................  59
Section 3.03    Notice of Redemption...........................................................................  59
Section 3.04    Effect of Notice of Redemption.................................................................  60
Section 3.05    Deposit of Redemption or Purchase Price........................................................  60
Section 3.06    Notes Redeemed or Purchased in Part............................................................  61
Section 3.07    Optional Redemption............................................................................  61
Section 3.08    Mandatory Redemption...........................................................................  62
Section 3.09    Offer to Purchase by Application of Excess Proceeds............................................  62

                              ARTICLE IV COVENANTS

Section 4.01    Payment of Notes...............................................................................  64
Section 4.02    Maintenance of Office or Agency................................................................  65
Section 4.03    Reports to Holders.............................................................................  65
Section 4.04    Compliance Certificate.........................................................................  66
Section 4.05    Intentionally Omitted..........................................................................  66
Section 4.06    Intentionally Omitted..........................................................................  66
Section 4.07    Restricted Payments............................................................................  66
Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries......................  73
Section 4.09    Incurrence of Additional Indebtedness and Issuance of Preferred Stock..........................  75
Section 4.10    Asset Sales....................................................................................  80
Section 4.11    Transactions with Affiliates...................................................................  82
Section 4.12    Liens..........................................................................................  85
Section 4.13    Conduct of Business............................................................................  85
Section 4.14    Offer to Repurchase Upon Change of Control.....................................................  85
Section 4.15    Payments for Consent...........................................................................  87
Section 4.16    Additional Subsidiary Guarantees...............................................................  88
Section 4.17    Intentionally Omitted..........................................................................  88
Section 4.18    Limitation on Layering.........................................................................  88
Section 4.19    Existence of Corporate Co-Issuer...............................................................  88

                              ARTICLE V SUCCESSORS

Section 5.01    Merger, Consolidation or Sale of All or Substantially All Assets of the Issuers................  88
Section 5.02    Successor Corporation Substituted..............................................................  90
Section 5.03    Merger, Consolidation or Sale of All or Substantially All Assets by a Guarantor................  90
Section 5.04    Successor Guarantor Substituted................................................................  91

                        ARTICLE VI DEFAULTS AND REMEDIES

Section 6.01    Events of Default..............................................................................  91
Section 6.02    Acceleration...................................................................................  93
Section 6.03    Other Remedies.................................................................................  93
Section 6.04    Waiver of Past Defaults........................................................................  93
Section 6.05    Control by Majority............................................................................  94
Section 6.06    Limitation on Suits............................................................................  95
Section 6.07    Rights of Holders of Notes to Receive Payment..................................................  95
Section 6.08    Collection Suit by Trustee.....................................................................  95

Section 6.09    Trustee May File Proofs of Claim..............................................................   95
Section 6.10    Priorities....................................................................................   96
Section 6.11    Undertaking for Costs.........................................................................   96

                               ARTICLE VII TRUSTEE

Section 7.01    Duties of Trustee.............................................................................   97
Section 7.02    Rights of Trustee.............................................................................   98
Section 7.03    Individual Rights of Trustee..................................................................   99
Section 7.04    Trustee's Disclaimer..........................................................................   99
Section 7.05    Notice of Defaults............................................................................   99
Section 7.06    Reports by Trustee to Holders of the Notes....................................................   99
Section 7.07    Compensation and Indemnity....................................................................  100
Section 7.08    Replacement of Trustee........................................................................  101
Section 7.09    Successor Trustee by Merger, etc..............................................................  102
Section 7.10    Eligibility; Disqualification.................................................................  102
Section 7.11    Preferential Collection of Claims Against the Issuers.........................................  102

              ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance......................................  102
Section 8.02    Legal Defeasance and Discharge................................................................  102
Section 8.03    Covenant Defeasance...........................................................................  103
Section 8.04    Conditions to Legal or Covenant Defeasance....................................................  104
Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                Provisions....................................................................................  105
Section 8.06    Repayment to Issuers..........................................................................  105
Section 8.07    Reinstatement.................................................................................  106

                   ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes...........................................................  106
Section 9.02    With Consent of Holders of Notes..............................................................  107
Section 9.03    Compliance with Trust Indenture Act...........................................................  109
Section 9.04    Revocation and Effect of Consents.............................................................  109
Section 9.05    Notation on or Exchange of Notes..............................................................  109
Section 9.06    Trustee to Sign Amendments, etc...............................................................  109

                             ARTICLE X SUBORDINATION

Section 10.01   Agreement to Subordinate......................................................................  109
Section 10.02   Liquidation, Dissolution, Bankruptcy..........................................................  110
Section 10.03   Default on Designated Senior Debt.............................................................  111
Section 10.04   Acceleration of Payment of Senior Subordinated Notes..........................................  111
Section 10.05   When Distribution Must Be Paid Over...........................................................  112
Section 10.06   Notice by Issuers.............................................................................  112
Section 10.07   Subrogation...................................................................................  112
Section 10.08   Relative Rights...............................................................................  112
Section 10.09   Subordination May Not Be Impaired by Issuers..................................................  113
Section 10.10   Distribution or Notice to Representative......................................................  113
Section 10.11   Rights of Trustee and Paying Agent............................................................  113
Section 10.12   Trustee to Effectuate Subordination...........................................................  113
Section 10.13   Article 10 Not to Prevent Events of Default or Limit Right To Accelerate......................  113
Section 10.14   Trust Monies Not Subordinated.................................................................  114
Section 10.15   Trustee Entitled to Rely......................................................................  114
Section 10.16   Intentionally Omitted.........................................................................  114
Section 10.17   Reliance by Holders of Senior Debt on Subordination Provisions................................  114
Section 10.18   Authorization to Effect Subordination.........................................................  115

                     ARTICLE XI SUBORDINATION OF GUARANTEES

Section 11.01   Agreement to Subordinate......................................................................  115
Section 11.02   Liquidation, Dissolution, Bankruptcy..........................................................  116
Section 11.03   Default on Designated Senior Debt.............................................................  117
Section 11.04   Acceleration of Payment of Senior Subordinated Notes..........................................  117
Section 11.05   When Distribution Must Be Paid Over...........................................................  118
Section 11.06   Notice by Issuers or Guarantors...............................................................  118
Section 11.07   Subrogation...................................................................................  118
Section 11.08   Relative Rights...............................................................................  118
Section 11.09   Subordination May Not Be Impaired by a Guarantor..............................................  119
Section 11.10   Distribution or Notice to Representative......................................................  119
Section 11.11   Rights of Trustee and Paying Agent............................................................  119
Section 11.12   Trustee to Effectuate Subordination...........................................................  119
Section 11.13   Article 10 Not to Prevent Events of Default or Limit Right To Accelerate......................  119
Section 11.14   Trust Monies Not Subordinated.................................................................  120
Section 11.15   Trustee Entitled to Rely......................................................................  120
Section 11.16   Intentionally Omitted.........................................................................  120
Section 11.17   Reliance by Holders of Senior Debt on Subordination Provisions................................  120
Section 11.18   Authorization to Effect Subordination.........................................................  121

                 ARTICLE XII SENIOR SUBORDINATED NOTE GUARANTEES

Section 12.01   Senior Subordinated Note Guarantees...........................................................  121

Section 12.02   Limitation on Liability.......................................................................  124
Section 12.03   Release.......................................................................................  124
Section 12.04   Successors and Assigns........................................................................  125
Section 12.05   No Waiver.....................................................................................  125
Section 12.06   Modification..................................................................................  126
Section 12.07   Execution of Supplemental Indenture for Future Guarantors.....................................  126

                     ARTICLE XIII SATISFACTION AND DISCHARGE

Section 13.01   Satisfaction and Discharge....................................................................  126
Section 13.02   Application of Trust Money....................................................................  127

                            ARTICLE XIV MISCELLANEOUS

Section 14.01   Trust Indenture Act Controls..................................................................  128
Section 14.02   Notices.......................................................................................  128
Section 14.03   Communication by Holders of Notes with Other Holders of Notes.................................  129
Section 14.04   Certificate and Opinion as to Conditions Precedent............................................  129
Section 14.05   Statements Required in Certificate or Opinion.................................................  129
Section 14.06   Rules by Trustee and Agents...................................................................  130
Section 14.07   No Personal Liability of Directors, Officers, Employees and Stockholders......................  130
Section 14.08   Governing Law.................................................................................  130
Section 14.09   Successors....................................................................................  130
Section 14.10   Severability..................................................................................  130
Section 14.11   Counterpart Originals.........................................................................  130
Section 14.12   Table of Contents, Headings, etc..............................................................  130

EXHIBITS

Exhibit A1   FORM OF NOTE
Exhibit A2   FORM OF REGULATION S TEMPORARY SENIOR SUBORDINATED GLOBAL NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF SUPPLEMENTAL INDENTURE

            INDENTURE dated as of September 23, 2004 among Vanguard Health Holding Company II, LLC, a Delaware limited liability company, ("VHS Holdco II"), Vanguard Holding Company II, Inc., a Delaware corporation and a Wholly-Owned Subsidiary (as defined) of VHS Holdco II (the "Subordinated Notes Co-Issuer," and together with VHS Holdco II, the "Issuers"), Vanguard Health Holding Company I, LLC ("VHS Holdco I"), Vanguard Health Systems, Inc. ("Vanguard"), the Subsidiary Guarantors (as defined) and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

            The Issuers, VHS Holdco I, Vanguard, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of (a) the $575,000,000 aggregate principal amount of the Issuers' 9% Senior Subordinated Notes due 2014 (the "Initial Senior Subordinated Notes"), (b) any Additional Senior Subordinated Notes (as defined) that may be issued after the date hereof and (c) if and when issued pursuant to the Senior Subordinated Registration Rights Agreement (as defined herein), the Issuers' Senior Subordinated Exchange Notes (as defined herein) issued in the Senior Subordinated Registered Exchange Offer (as defined herein) in exchange for any outstanding Initial Senior Subordinated Notes or Additional Senior Subordinated Notes (all such securities in clauses (a), (b) and (c) being referred to collectively as the "Senior Subordinated Notes"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.01 Definitions.

            "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person;

                  (2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person; and

                  (3) Indebtedness of any other Person assumed in connection with, and existing at the time of, an acquisition by a Restricted Subsidiary of the property or assets that constitute substantially all of a division or line of business of such Person.

but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, or such assets or property being acquired by, such specified Person.

            "Additional Interest" means any additional interest then owing in respect of the Senior Subordinated Notes pursuant to the provisions of the Senior Subordinated Registration Rights Agreement.

            "Additional Senior Subordinated Notes" means additional Senior Subordinated Notes (other than the Initial Senior Subordinated Notes) issued under this Senior Subordinated

Indenture in accordance with Sections 2.14 and 4.09 hereof, as part of the same series as the Initial Senior Subordinated Notes.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

            "Applicable Premium" means, with respect to any Senior Subordinated Note on the applicable redemption date, the greater of:

                  (1) 1.0% of the then outstanding principal amount of the Senior Subordinated Note; and

                  (2) the excess of: (A) the present value at the redemption date of (i) the redemption price of the Senior Subordinated Note at October 1, 2009, (such redemption price being set forth in the table appearing in Section 3.07(c) hereof) plus (ii) all required interest payments due on the Senior Subordinated Note through October 1, 2009, (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (B) the then outstanding principal amount of the Senior Subordinated Note.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Senior Subordinated Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

            "Asset Sale" means (a) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of VHS Holdco II or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (b) the issuance or sale of Equity Interests of any Restricted Subsidiary, other than directors' qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than VHS Holdco II or a Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

                  (1) a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

                  (2) the disposition of all or substantially all of the assets of either of the Issuers in a manner permitted pursuant Article 5 hereof or any disposition that constitutes a Change of Control pursuant to this Senior Subordinated Indenture;

                  (3) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section
      4.07 hereof;

                  (4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $10.0 million;

                  (5) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to VHS Holdco II or by VHS Holdco II or a Restricted Subsidiary to another Restricted Subsidiary;

                  (6) the lease, assignment, license or sublease of any real or personal property in the ordinary course of business;

                  (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

                  (8) sales of assets received by VHS Holdco II or any Restricted Subsidiary upon foreclosures on a Lien;

                  (9) sales of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

                  (10) a transfer of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

                  (11) any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by VHS Holdco II, which in the event of an exchange of assets with a fair market value in excess of (A) $25.0 million shall be evidenced by a certificate of a Responsible Officer of VHS Holdco II, and (B) $50.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of VHS Holdco II;

                  (12) the substantially contemporaneous sale and leaseback of an asset; provided that the sale and leaseback occurs within 180 days after the date of the acquisition of the asset by VHS Holdco II or any Restricted Subsidiary; and

                  (13) the sale or transfer, in the ordinary course of business consistent with past practice, of receivables owing to VHS Holdco II or any Restricted Subsidiary for the purpose of collection of outstanding balances thereunder.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange
Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

            "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof;

                  (3) with respect to a partnership, the board of directors of the general partner or manager of the partnership; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

            "Broker-Dealer" has the meaning set forth in the Senior Subordinated Registration Rights Agreement.

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.

            "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

            "Captive Insurance Subsidiary" means a Subsidiary of VHS Holdco II or any Restricted Subsidiary established for the purpose of insuring the health care businesses or facilities owned or operated by VHS Holdco II or any of its Subsidiaries or any physician employed by or on the medical staff of any such business or facility.

            "Cash Contribution Amount" means the aggregate amount of cash contributions made to the capital of the Issuers described in the definition of "Contribution Indebtedness."

            "Cash Equivalents" means:

                  (1) United States dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

                  (2) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof in each case with maturities not exceeding two years;

                  (3) certificates of deposit and time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $500.0 million;

                  (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody's or P-1 from S&P;

                  (6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state or commonwealth of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody's;

                  (7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (6) of this definition; and

                  (8) money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (B) are rated AAA by S&P and Aaa by Moody's and (C) have portfolio assets of at least $500.0 million.

            "Change of Control" means the occurrence of any of the following:

                  (1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of VHS Holdco II and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

                  (2) any of Vanguard, VHS Holdco I or either of the Issuers becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of
      Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of either of the Issuers or any of their respective direct or indirect parent corporations or entities; or

                  (3) (A) prior to the first public offering of common stock of any of Vanguard, VHS Holdco I or either of the Issuers, the first day on which the Board of Directors of Vanguard shall cease to consist of a majority of directors who (i) were members of the Board of Directors of Vanguard on the Issue Date or (ii) were either (x) nominated for election by the Board of Directors of Vanguard, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses (A)(i) and (A)(ii), "Continuing Directors") and (B) after the first public offering of common stock of any of Vanguard, VHS Holdco I or either of the Issuers, (i) if such public offering is of common stock of Vanguard, the first day on which a majority of the members of the Board of Directors of Vanguard are not Continuing Directors, (ii) if such public offering is of common stock of VHS Holdco I, the first day on which a majority of the members of the Board of Directors of VHS Holdco I are not Continuing Directors or (iii) if such public offering is of either of the Issuers' common stock, the first day on which a majority of the members of the Board of Directors of such Issuer are not Continuing Directors.

            "Clearstream" means Clearstream Banking, S.A.

            "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to any Person for any period, (a) the sum, without duplication, of: (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses and (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued

(including, without limitation, Securitization Fees), less (b) interest income of such Person and its Restricted Subsidiaries (other than cash interest income of the Captive Insurance Subsidiaries) for such period.

            "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, severance, relocation and other restructuring costs) including, without limitation, any severance expense, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change in control payments related to the Transactions, in each case shall be excluded;

                  (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

                  (3) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

                  (4) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of VHS Holdco II) shall be excluded;

                  (5) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

                  (6) an amount equal to the amount of Tax Distributions under
      Section 4.07(b)(9)(B) hereof actually made to VHS Holdco I, Vanguard or VHS Holdings LLC in respect of the net taxable income allocated by VHS Holdco II to VHS Holdco I, Vanguard or VHS Holdings LLC for such period shall be included as though such amounts had been paid as income taxes directly by VHS Holdco II;

                  (7) (A) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to VHS Holdco II or a Restricted Subsidiary thereof in respect of such period and (B) without duplication, the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to VHS Holdco II or a Restricted Subsidiary thereof in excess of the amounts included in clause (A);

                  (8) any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated prior to or after the Issue Date shall be excluded;

                  (9) accruals and reserves that are established within twelve months after the Issue Date and that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded;

                  (10) any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141 shall be excluded;

                  (11) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded; and

                  (12) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(4)(C)(i) hereof, the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to VHS Holdco II or any Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.

            Notwithstanding the foregoing, for the purpose of Section 4.07(a)(4)(C) only (other than clause (iv) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by VHS Holdco II and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by VHS Holdco II and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by VHS Holdco II and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.07(a)(4)(C)(iv) hereof.

            "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

            "Contribution Indebtedness" means Indebtedness of the Issuers or any Subsidiary Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuers after the Issue Date; provided that:

                  (1) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Issuers, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Senior Subordinated Notes, and

                  (2) such Contribution Indebtedness (A) is Incurred within 180 days after the making of such cash contribution and (B) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the incurrence date thereof.

            "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

            "Credit Agreement" means that certain Credit Agreement, dated as of September 23, 2004 among VHS Holdco I, the Issuers, the Lenders party thereto, Bank of America, N.A. as administrative agent, Citicorp North America, Inc., as syndication agent, the other agents named therein, and Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and book runners, together with all agreements, notes, instruments and documents executed or delivered pursuant thereto and in connection therewith, including, without limitation, all mortgages, other security documents and guaranties, in each case as amended (including any amendment and restatement), supplemented, extended, renewed, replaced (by one or more credit facilities, debt instruments, indentures and/or related documentation) or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of or refinancing in whole or in part (including, but not limited to, by the inclusion of additional or different lenders or financial institutions thereunder or additional borrowers or guarantors thereof) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements and whether by the same or any other agent, lender or group of lenders or other financial institutions.

            "Custodian" means the Trustee, as custodian with respect to the Senior Subordinated Notes in global form, or any successor entity thereto.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "Definitive Note" means a certificated Senior Subordinated Note registered in the name of the Holder thereof and issued in accordance with
Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Senior Subordinated Note shall not bear the Senior Subordinated Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Senior Subordinated Global Note" attached thereto.

            "Delayed Draw Term Loan Portions" means (a) the $150.0 million available under the Credit Agreement, which may be drawn within the period specified (including any extensions thereof) after the Issue Date to finance the acquisition of hospital properties and related properties, to fund working capital and capital expenditures in connection therewith and, to the extent of any excess availability, to fund the Issuers' working capital, capital expenditures and general corporate needs, and (b) the $175.0 million available under the Credit Agreement, which may be drawn at any time during the period specified (including any extensions thereof) following the Issue Date for working capital and general corporate requirements, including permitted acquisitions.

            "Depositary" means, with respect to the Senior Subordinated Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depositary with respect to the Senior Subordinated Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Senior Subordinated Indenture.

            "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by VHS Holdco II or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as "Designated Non-cash Consideration" pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

            "Designated Preferred Stock" means Preferred Stock of the Issuers or any direct or indirect parent company of the Issuers (other than Disqualified Stock), that is issued for cash (other than to the Issuers or any of their Subsidiaries or an employee stock ownership plan or trust established by the Issuers or any of their Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(4)(C) hereof.

            "Designated Senior Debt" means:

            (1) any Indebtedness outstanding under the Credit Agreement;
      and

            (2) any other Senior Debt permitted under the Senior Subordinated Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuers (or the relevant Guarantor which incurs such debt) in the instrument evidencing that Senior Debt as "Designated Senior Debt."

            "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Final Maturity Date of the Senior Subordinated Notes or the date the Senior Subordinated Notes are no longer outstanding; provided (a) that if such Capital Stock is issued to any plan for the benefit of employees of the Issuers or their Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by either of the Issuers or their Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (b) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require either of the Issuers or the Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale, will not constitute Disqualified Stock.

            "Domestic Subsidiary" means any Restricted Subsidiary of VHS Holdco II that was formed under the laws of the United States or any state of the United States or the District of Columbia.

            "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

            (a) plus, without duplication, and in each case to the extent deducted in calculating Consolidated Net Income for such period:

                  (1) provision for taxes based on income, profits or capital of such Person for such period, including, without limitation, state, franchise and similar taxes (including any Tax Distribution taken into account in calculating Consolidated Net Income), plus

                  (2) Consolidated Interest Expense of such Person for such period, plus

                  (3) Consolidated Depreciation and Amortization Expense of such Person for such period, plus

                  (4) any reasonable expenses or charges related to the Transactions, any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Senior Subordinated Indenture, plus

                  (5) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension charges), plus

                  (6) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties, plus

                  (7) the non-cash portion of "straight-line" rent expense, plus

                  (8) the amount of any expense to the extent a corresponding amount is received in cash by VHS Holdco II and its Restricted Subsidiaries from a Person other than VHS Holdco II or any Subsidiary of VHS Holdco II under any agreement providing for reimbursement of any such expense; provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods), plus

                  (9) the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Sponsors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (A) $6.0 million and (B) 2.0% of EBITDA of VHS Holdco II and its Restricted Subsidiaries for each period, plus

                  (10) without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

                  (11) any net losses resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan,

            (b) less the sum of, without duplication:

                  (1) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period);

                  (2) the minority interest income consisting of subsidiary
            losses attributable to the minority equity interests of third parties in any non-Wholly-Owned Subsidiary,

                  (3) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense and

                  (4) any net gains resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuers or any of their direct or indirect parent corporations (excluding Disqualified

Stock), other than (a) public offerings with respect to common stock of the Issuers or of any direct or indirect parent corporation of the Issuers registered on Form S-8 (or any successor form that provides for registration of securities offered to employees of the registrant) and (b) any such public or private sale that constitutes an Excluded Contribution.

            "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

            "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds, in each case received after the Issue Date by VHS Holdco II and its Restricted Subsidiaries from:

                  (1) contributions to its common equity capital; and

                  (2) the sale (other than to a Subsidiary of VHS Holdco II or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of VHS Holdco II or any Subsidiary of VHS Holdco II) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.07(a)(4)(C) hereof.

            "Existing Indebtedness" means Indebtedness of VHS Holdco II and its Subsidiaries (after giving effect to the Transactions) in existence on the Issue Date.

            "Existing Vanguard Senior Subordinated Notes" means the 9-3/4% Senior Subordinated Notes due 2011 issued by Vanguard pursuant to an indenture dated as of July 30, 2001 among Vanguard, the Guarantors (as defined therein) and Bank One Trust Company, N.A., as supplemented.

            "Fixed Charge Coverage Ratio" means, with respect to any Person for any period consisting of such Person's and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that VHS Holdco II or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers or consolidations (as determined in accordance with GAAP) that have been made by VHS Holdco II or any Restricted

Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into VHS Holdco II or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition (including the Transactions), disposition, merger, consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition (including the Transactions), disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition (including the Transactions) or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of VHS Holdco II and such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of VHS Holdco II of any closing) of any facility, as applicable; provided that, in either case, such adjustments are set forth in an Officers' Certificate signed by the chief financial officer of VHS Holdco II and another Officer which states (a) the amount of such adjustment or adjustments, (b) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (c) that any related incurrence of Indebtedness is permitted pursuant to the Senior Subordinated Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of VHS Holdco II to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as VHS Holdco II may designate.

            "Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.

            "Foreign Subsidiary" means any Subsidiary of VHS Holdco II that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

            "GAAP" means generally accepted accounting principles in the United States in effect on the Issue Date. For purposes of this Senior Subordinated Indenture, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

            "Government Securities" means securities that are:

                  (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

                  (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

            "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

            "Guarantee" means any guarantee of the obligations of the Issuers under the Senior Subordinated Indenture and the Senior Subordinated Notes by a Guarantor in accordance with the provisions of the Senior Subordinated Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

            "Guarantor" means any Person, including VHS Holdco I, Vanguard (so long as it guarantees the Senior Subordinated Notes) and the Subsidiary Guarantors, that incurs a Guarantee of the Senior Subordinated Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Senior Subordinated Indenture, such Person shall cease to be a Guarantor.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

                  (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

            "Holder" means a Person in whose name a Senior Subordinated Note is registered on the Registrar's books.

            "Indebtedness" means, with respect to any Person:

                  (a) any indebtedness (including principal and premium) of such Person, whether or not contingent,

                        (1) in respect of borrowed money,

                        (2) evidenced by bonds, notes, debentures or similar
            instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),

                        (3) representing the balance deferred and unpaid of the
            purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (i) to the extent undrawn or (ii) if drawn, to the extent repaid in full within 20 business days of any such drawing, or

                        (4) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

                  (b) Disqualified Stock of such Person;

                  (c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

                  (d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); and

                  (e) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, VHS Holdco II or any of its Restricted Subsidiaries) under any Securitization Financing (as set forth in the books and records of VHS Holdco II or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Securitization Financing);

provided that Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money shall be deemed not to constitute Indebtedness.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of VHS Holdco II, qualified to perform the task for which it has been engaged.

            "Indirect Participant" means a Person who holds a beneficial interest in a Senior Subordinated Global Note through a Participant.

            "Initial Purchasers" means Citigroup Global Markets Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated and Wachovia Capital Markets, LLC.

            "Initial Senior Subordinated Notes" has the meaning assigned to it in the preamble to this Senior Subordinated Indenture.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

            "Investment Grade Securities" means:

                  (1) securities issued by the U.S. government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. government (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

                  (2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

                  (3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

            "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers or suppliers, commission, travel and similar advances to officers and employees, and, to the extent recorded in conformity with GAAP on the balance sheet of VHS Holdco II as accounts receivable, prepaid expenses or deposits, endorsements for collections or deposits, in each case to the extent arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If VHS Holdco II or any Subsidiary of VHS Holdco II sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of VHS Holdco II such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of VHS Holdco II, VHS Holdco II will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof.

            For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.07 hereof, (a) "Investments" shall include the portion (proportionate to VHS Holdco II's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of VHS Holdco II at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, VHS Holdco II shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (1) VHS Holdco II's "Investment" in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to VHS Holdco II's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by VHS Holdco II; and (c) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of VHS Holdco II in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the VHS Holdco II and the Restricted Subsidiaries immediately after such transfer.

            "Issue Date" means September 23, 2004, the date on which the Senior Subordinated Notes are originally issued.

            "Issuers" means Vanguard Health Holding Company II, LLC, a Delaware limited liability company, and Vanguard Holding Company II, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Vanguard Health Holding Company II, LLC, and any and all successors thereto.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Senior Subordinated Notes for use by such Holders in connection with the Senior Subordinated Registered Exchange Offer.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.

            "LLC Agreement" means the LLC Agreement among certain of the Sponsors and VHS Holdings LLC.

            "Management Group" means the group consisting of the directors, executive officers and other management personnel of Vanguard, VHS Holdco I and the Issuers, as the case may be, on the Issue Date together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Vanguard, VHS Holdco I or the Issuers, as the case may be, was approved by a vote of a majority of the directors of Vanguard, VHS Holdco I or the Issuers, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of Vanguard, VHS Holdco I or the Issuers, as the case may be, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of Vanguard, VHS Holdco I or the Issuers, as the case may be.

            "Moody's" means Moody's Investors Service, Inc.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

            "Net Proceeds" means the aggregate cash proceeds received by VHS Holdco II or any Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.10(b) hereof) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by VHS Holdco II as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by VHS Holdco II after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that any net proceeds of an Asset Sale by a non-guarantor Subsidiary that are subject to restrictions on repatriation to VHS Holdco II will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions.

            "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

            "Offer" means the cash offer to purchase any and all of the Existing Vanguard Senior Subordinated Notes and related solicitation of consents of the holders of the Existing Vanguard Senior Subordinated Notes to eliminate substantially all of the restrictive covenants contained in the indenture, on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated July 27, 2004.

            "Offering Memorandum" means that certain offering memorandum, dated September 17, 2004, relating to the initial offering of the Senior Subordinated Notes.

            "Officer" means the Chairman of the Board, the Vice Chairman (if any), the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuers.

            "Officers' Certificate" means a certificate signed on behalf of the Issuers by two Officers of the Issuers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuers, that meets the requirements of
Section 14.05 hereof.

            "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 14.05 hereof. The counsel may be an employee of or counsel to the Issuers or any Subsidiary of the Issuers.

            "Participant" means, with respect to the Depositary, Euroclear, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

            "Permitted Business" means any business in the healthcare industry, including, without limitation, the business of owning and operating acute care hospitals and other related health care services and any services, activities or businesses incidental or directly related or reasonably similar thereto and any line of business engaged in by the Issuers or any of their direct or indirect Subsidiaries on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

            "Permitted Debt" is defined in Section 4.09 hereof.

            "Permitted Holders" means, at any time, each of (a) the Sponsors and their Affiliates (not including, however, any portfolio companies of any of the Sponsors), (b) one or more of the executive officers of Vanguard as of the Issue Date as listed in the Offering

Memorandum under the caption "Management" (excluding any representatives of the Sponsors and their Affiliates) and (c) the Management Group, excluding those persons included in clause (b) hereof, with respect to not more than 5.0% of the total voting power of the Equity Interests of Vanguard, VHS Holdco I, the Issuers or any direct or indirect parent company of any of such Persons. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Subordinated Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

            "Permitted Investments" means:

                  (1) any Investment by VHS Holdco II in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

                  (2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

                  (3) any Investment by VHS Holdco II or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, VHS Holdco II or a Restricted Subsidiary;

                  (4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described in Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

                  (5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified or renewed);

                  (6) (A) loans and advances to officers, directors and employees, not in excess of $10.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;

                  (7) any Investment acquired by VHS Holdco II or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by VHS Holdco II or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) in satisfaction of a judgment or as a result of a foreclosure by VHS Holdco II or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (8) Hedging Obligations permitted under clause (10) of the definition of "Permitted Debt";

                  (9) any Investment by VHS Holdco II or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed 3.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

                  (10) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 4.10 hereof;

                  (11) Investments the payment for which consists of Equity Interests of the Issuers or any direct or indirect parent companies of the Issuers (exclusive of Disqualified Stock);

                  (12) guarantees (including Guarantees) of Indebtedness permitted under Section 4.09 hereof and performance guarantees consistent with past practice;

                  (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.11 (except transactions described in clauses (b)(2), (6), (7) and (11) thereof;

                  (14) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Issuers or merged into or consolidated with a Restricted Subsidiary in accordance with Section 5.01 hereof after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

                  (15) guarantees by VHS Holdco II or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

                  (16) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

                  (17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

                  (18) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

                  (19) additional Investments in joint ventures of VHS Holdco II or any Restricted Subsidiaries existing on the Issue Date in an aggregate amount not to exceed $25.0 million;

                  (20) Physician Support Obligations made by the Issuers or any Restricted Subsidiary;

                  (21) Investments in a Captive Insurance Subsidiary in an amount that does not exceed the minimum amount of capital required under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed plus the amount of any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary, and any Investment by a Captive Insurance Subsidiary that is a legal investment for an insurance company under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed and made in the ordinary course of its business and rated in one of the four highest rating categories;

                  (22) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

                  (23) additional Investments by VHS Holdco II or any Restricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (23), not to exceed 3.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

            "Permitted Junior Securities" means unsecured debt of the Issuers or any Guarantor or any successor corporation or equity securities of any direct or indirect parent entity or any successor corporation, in each case issued pursuant to a plan of reorganization or readjustment of the Issuers or any Guarantor, as applicable, that are subordinated to the payment of all then outstanding Senior Debt of the Issuers or any Guarantor, as applicable, at least to the same extent that the Senior Subordinated Notes are subordinated to the payment of all Senior Debt of the Issuers or any Guarantor, as applicable, on the Issue Date; provided that if any Senior Debt of the Issuers or any Guarantor, as applicable, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

            "Permitted Liens" means the following types of Liens:

                  (1) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

                  (2) Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

                  (3) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary of VHS Holdco II; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by VHS Holdco II or any Restricted Subsidiary;

                  (4) Liens on property at the time VHS Holdco II or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into VHS Holdco II or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens may not extend to any other property owned by VHS Holdco II or any Restricted Subsidiary;

                  (5) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to VHS Holdco II or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;

                  (6) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Senior Subordinated Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

                  (7) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (8) Liens in favor of VHS Holdco II or any Restricted Subsidiary;

                  (9) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in clauses (3), (4), (25) and (26) of this definition; provided that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of
      (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (3), (4), (25) and (26) at the time the original Lien became a Permitted Lien under the Senior Subordinated Indenture and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

                  (10) Liens on Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" incurred in connection with any Qualified Securitization Financing;

                  (11) Liens for taxes, assessments or other governmental charges or levies of or against VHS Holdco II or one of its Subsidiaries not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or pursuant to a closing agreement to be entered into under Section 7121 of the Code between Vanguard Health Financial Company, Inc. and the Commissioner of Internal Revenue with respect to the election under
      Section 953(d) made (or to be made) by Volunteer Insurance, Ltd. or for property taxes on property that VHS Holdco II or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

                  (12) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

                  (13) (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Vanguard, VHS Holdco I, VHS Holdco II or any Restricted Subsidiary;

                  (14) landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, VHS Holdco II or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (15) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of VHS Holdco II or any Restricted Subsidiary;

                  (16) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of VHS Holdco II or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of VHS Holdco II and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of VHS Holdco II or any Restricted Subsidiary in the ordinary course of business;

                  (17) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

                  (18) Liens securing obligations in respect of trade-related letters of credit permitted under Section 4.09 hereof and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

                  (19) any interest or title of a lessor under any lease or sublease entered into by VHS Holdco II or any Restricted Subsidiary in the ordinary course of business;

                  (20) licenses of intellectual property granted in a manner consistent with past practice;

                  (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (22) Liens solely on any cash earnest money deposits made by VHS Holdco II or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

                  (23) Liens with respect to obligations of VHS Holdco II or a Restricted Subsidiary with an aggregate fair market value (valued at the time of creation thereof) of not more than $25.0 million at any time;

                  (24) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money) entered into in the ordinary course of business;

                  (25) Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to Section 4.09 hereof and Indebtedness permitted to be incurred under Section 4.09(b)(5); provided, however, that such Liens securing Capitalized Lease Obligations or Indebtedness incurred Section 4.09(b)(5) hereof may not extend to property owned by VHS Holdco II or any Restricted Subsidiary other than the property being leased or acquired pursuant to such Section 4.09(b)(5); and

                  (26) Liens existing on the Issue Date after giving effect to the consummation of the Transactions.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "Physician Support Obligation" means a loan to or on behalf of, or a guarantee of indebtedness of, (a) a physician or healthcare professional providing service to patients in the service area of a hospital or other health care facility operated by VHS Holdco II or any of its Subsidiaries or (b) any independent practice association or other entity majority-owned by any Person described in clause (a) made or given by VHS Holdco II or any Subsidiary of VHS Holdco II, in each case:

                  (1) in the ordinary course of its business; and

                  (2) pursuant to a written agreement having a period not to exceed five years.

            "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

            "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Senior Subordinated Notes issued under this Senior Subordinated Indenture except where otherwise permitted by the provisions of this Senior Subordinated Indenture.

            "Purchase Money Note" means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from Vanguard or any Subsidiary of Vanguard to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (1) amounts required to be established as reserves, (2) amounts paid to investors in respect of interest, (3) principal and other amounts owing to such investors and (4) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a) of this definition.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of VHS Holdco II in good faith, except that in the event the value of any such assets or Capital Stock exceeds $25.0 million or more, the fair market value shall be determined by an Independent Financial Advisor.

            "Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary that meets the following conditions:
(a) the Board of Directors of VHS Holdco II shall have determined in good faith that such Qualified Securitization Financing

(including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuers and the Securitization Subsidiary, (b) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by VHS Holdco II) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by VHS Holdco II) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of VHS Holdco II or any Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

            "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Senior Subordinated Notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by VHS Holdco II as a replacement agency or agencies for S&P or Moody's, or both, as the case may be.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Regulation S Permanent Senior Subordinated Global Note" means a permanent Senior Subordinated Global Note in the form of Exhibit A1 hereto bearing the Senior Subordinated Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Senior Subordinated Global Note upon expiration of the Restricted Period.

            "Regulation S Temporary Senior Subordinated Global Note" means a temporary Senior Subordinated Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes initially sold in reliance on Rule 903 of Regulation S.

            "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt of the Issuers.

            "Responsible Officer" of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Senior Subordinated Indenture.

            "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

            "Restricted Senior Subordinated Global Note" means a Senior Subordinated Global Note bearing the Private Placement Legend.

            "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of VHS Holdco II that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary. Unless otherwise indicated, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of VHS Holdco II, including the Subordinated Notes Co-Issuer.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "Rule 903" means Rule 903 promulgated under the Securities Act.

            "Rule 904" means Rule 904 promulgated under the Securities Act.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Securitization Assets" means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

            "Securitization Fees" means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

            "Securitization Financing" means any transaction or series of transactions that may be entered into by Vanguard or any of its Subsidiaries pursuant to which Vanguard or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by Vanguard or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of Vanguard or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by Vanguard or any of its Subsidiaries in connection with such Securitization Assets.

            "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

            "Securitization Subsidiary" means a Wholly-Owned Subsidiary of Vanguard (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Vanguard or any of its Subsidiaries makes an Investment and to which Vanguard or any of its Subsidiaries transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of Vanguard or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Vanguard or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by Vanguard or any of its Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (2) is recourse to or obligates Vanguard or any of its Subsidiaries in any way other than pursuant to Standard Securitization Undertakings or (3) subjects any property or asset of Vanguard or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Vanguard or any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms which Vanguard reasonably believes to be no less favorable to Vanguard or any of its Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of Vanguard and (c) to which neither Vanguard nor any of its Subsidiaries has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Vanguard or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Vanguard or such other Person giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Senior Debt" (a) means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness and any Securitization Repurchase Obligation of Vanguard, VHS Holdco I or the Issuers (or, if specified, of any Guarantor), whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Senior Subordinated Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

                  (1) all monetary obligations (and guarantees thereof) of every nature of Vanguard, VHS Holdco I or the Issuers under, or with respect to, the Credit Agreement, including, without limitation, obligations (including guarantees) to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

                  (2) all Hedging Obligations (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

            (b) Notwithstanding the foregoing, "Senior Debt" shall not include:

                  (1) any Indebtedness of either of the Issuers to Vanguard, VHS Holdco I or a Subsidiary of Vanguard or VHS Holdco I (other than any Securitization Repurchase Obligation);

                  (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Vanguard, VHS Holdco I or any Subsidiary of Vanguard or VHS Holdco I (including, without limitation, amounts owed for compensation) other than the guarantees of Vanguard and/or VHS Holdco I or any Subsidiary of Vanguard or VHS Holdco I of Indebtedness under the Credit Agreement;

                  (3) Indebtedness to trade creditors and other amounts (but not under the Credit Agreement) incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities);

                  (4) Indebtedness represented by Capital Stock;

                  (5) any liability for federal, state, local or other taxes owed or owing by the Issuers;

                  (6) that portion of any Indebtedness incurred in violation of
      Section 4.18; provided that as to any such Indebtedness no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such Indebtedness or their representative and the Trustee shall have received an Officers' Certificate of VHS Holdco II to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Senior Subordinated Indenture;

                  (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to VHS Holdco I or the Issuers; and

                  (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuers.

            "Senior Discount Indenture" means the indenture, dated September 23, 2004 by and among Vanguard, VHS Holdco I and U.S. Bank National Association as trustee.

            "Senior Discount Notes" means the $216 million aggregate principal amount at maturity of the 11-1/4% Senior Discount Notes due 2015 of VHS Holdco I issued under the Senior Discount Indenture.

            "Senior Subordinated 144A Global Note" means a Senior Subordinated Global Note substantially in the form of Exhibit A1 hereto bearing the Senior Subordinated Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes sold in reliance on Rule 144A.

            "Senior Subordinated Exchange Notes" means the Senior Subordinated Notes issued in the Senior Subordinated Registered Exchange Offer pursuant to
Section 2.06(f) hereof.

            "Senior Subordinated Exchange Offer Registration Statement" has the meaning set forth in the Senior Subordinated Registration Rights Agreement.

            "Senior Subordinated IAI Global Note" means a Senior Subordinated Global Note substantially in the form of Exhibit A1 hereto bearing the Senior Subordinated Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes sold to Institutional Accredited Investors.

            "Senior Subordinated Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Senior Subordinated Global Notes issued under this Senior Subordinated Indenture.

            "Senior Subordinated Global Notes" means, individually and collectively, each of the Restricted Senior Subordinated Global Notes and the Unrestricted Senior Subordinated Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Senior Subordinated Global Note Legend and that has the "Schedule of Exchanges of Interests in the Senior Subordinated Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2) or 2.06(f) hereof.

            "Senior Subordinated Indenture" means this Senior Subordinated Indenture, as amended or supplemented from time to time.

            "Senior Subordinated Note Guarantee" means the Guarantee by each Guarantor of the Issuers' obligations under this Senior Subordinated Indenture and the Senior Subordinated Notes, executed pursuant to the provisions of this Senior Subordinated Indenture.

            "Senior Subordinated Notes" has the meaning assigned to it in the preamble to this Senior Subordinated Indenture. The Initial Senior Subordinated Notes, any Additional Senior Subordinated Notes and any Senior Subordinated Exchange Notes shall be treated as a single class for all purposes under this Senior Subordinated Indenture, and unless the context otherwise requires, all references to the Senior Subordinated Notes shall include the Initial

Senior Subordinated Notes, any Additional Senior Subordinated Notes and any Senior Subordinated Exchange Notes.

            "Senior Subordinated Registered Exchange Offer" has the meaning set forth in the Senior Subordinated Registration Rights Agreement.

            "Senior Subordinated Registration Rights Agreement" means the Senior Subordinated Registration Rights Agreement, dated as of September 23, 2004, among the Issuers, the Guarantors and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Senior Subordinated Notes, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Senior Subordinated Notes to register such Additional Senior Subordinated Notes under the Securities Act.

            "Senior Subordinated Regulation S Global Note" means a Regulation S Temporary Senior Subordinated Global Note or Regulation S Permanent Senior Subordinated Global Note, as appropriate.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Senior Subordinated Registration Rights Agreement.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of VHS Holdco II as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

            "Sponsors" means one or more investment funds controlled by The Blackstone Group and its Affiliates and one or more investment funds controlled by Morgan Stanley Capital Partners and its Affiliates.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Vanguard or any of its Subsidiaries which Vanguard has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Subordinated Indebtedness" means (a) with respect to the Issuers, any Indebtedness of either of the Issuers that is by its terms subordinated in right of payment to the Senior Subordinated Notes and (b) with respect to any Guarantor of the Senior Subordinated

Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Senior Subordinated Notes.

            "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership, joint venture, limited liability company or similar entity of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (B) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

            "Subsidiary Guarantor" means each Subsidiary of VHS Holdco II that incurs a Guarantee of the Senior Subordinated Notes.

            "Tax Distribution" means any distribution pursuant to Section 4.07(b)(9) hereof.

            "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb).

            "Total Assets" means the total consolidated assets of VHS Holdco II and its Restricted Subsidiaries, as shown on the most recent balance sheet of VHS Holdco II.

            "Transactions" means the transactions contemplated by the Agreement and Plan of Merger by and among VHS Holdings LLC, a Delaware limited liability company, Health Systems Acquisition Corp., a Delaware corporation and Wholly-Owned Subsidiary of VHS Holdings LLC, and Vanguard, including the related equity contributions, borrowings under the Credit Agreement, the offering of the Senior Subordinated Notes and the Offer and the repayment of other indebtedness of Vanguard and its Subsidiaries, in each case as described in the Offering Memorandum under the caption "The Transactions."

            "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2009; provided, that if the period from such redemption date to October 1, 2009, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

            "Trustee" means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Senior Subordinated Indenture and thereafter means the successor serving hereunder.

            "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

            "Unrestricted Senior Subordinated Global Note" means a Senior Subordinated Global Note that does not bear and is not required to bear the Private Placement Legend.

            "Unrestricted Subsidiary" means (a) any Subsidiary of VHS Holdco II that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of VHS Holdco II, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary.

            The Board of Directors of VHS Holdco II may designate any Subsidiary of VHS Holdco II (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness (other than Indebtedness represented by short-term, open account working capital rates entered into in the ordinary course of business for cash management purposes and consistent with past practice) of, or owns or holds any Lien on, any property of, VHS Holdco II or any Subsidiary of VHS Holdco II (other than any Subsidiary of the Subsidiary to be so designated); provided that:

                  (1) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by VHS Holdco II;

                  (2) such designation complies with Section 4.07 hereof; and

                  (3) each of (A) the Subsidiary to be so designated and (B) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of VHS Holdco II or any Restricted Subsidiary.

      The Board of Directors of VHS Holdco II may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation:

                        (i) no Default or Event of Default shall have occurred
                  and be continuing, and

                        (ii) either (x) the Fixed Charge Coverage Ratio would be
                  at least 2.00 to 1.00 or (y) the Fixed Charge Coverage Ratio would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

      Any such designation by the Board of Directors of VHS Holdco II shall be notified by the Issuers to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

            "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

            Section 1.02 Other Definitions.

Term                                                                                     Defined in Section
----                                                                                     ------------------
"Affiliate Transaction"...............................................................          4.11
"Asset Sale Offer"....................................................................          3.09
"Authentication Order"................................................................          2.02
"Change of Control Offer".............................................................          4.14
"Change of Control Payment"...........................................................          4.14
"Change of Control Payment Date"......................................................          4.14
"Covenant Defeasance".................................................................          8.03
"DTC".................................................................................          2.03
"Event of Default"....................................................................          6.01
"Excess Proceeds".....................................................................          4.10
"incur"...............................................................................          4.09
"Legal Defeasance"....................................................................          8.02
"Offer Period"........................................................................          3.09
"Paying Agent"........................................................................          2.03
"Payment Blockage Notice" ............................................................         10.03
"Permitted Debt"......................................................................          4.09
"Registrar"...........................................................................          2.03

"Restricted Payments".................................................................          4.07
"Subordinated Note Payments" .........................................................         10.01

            Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Senior Subordinated Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Senior Subordinated Indenture.

            The following TIA terms used in this Senior Subordinated Indenture have the following meanings:

            "indenture securities" means the Senior Subordinated Notes;

            "indenture security Holder" means a Holder of a Senior Subordinated Note;

            "indenture to be qualified" means this Senior Subordinated
Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the Senior Subordinated Notes and the Senior Subordinated Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Senior Subordinated Notes and the Senior Subordinated Note Guarantees, respectively.

            All other terms used in this Senior Subordinated Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

            Section 1.04 Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
      and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

            Section 2.01 Form and Dating. (a) General. The Senior Subordinated Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Issuers). Each Senior Subordinated Note will be dated the date of its authentication. The Senior Subordinated Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

            The terms and provisions contained in the Senior Subordinated Notes will constitute, and are hereby expressly made, a part of this Senior Subordinated Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Senior Subordinated Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Subordinated Note conflicts with the express provisions of this Senior Subordinated Indenture, the provisions of this Senior Subordinated Indenture shall govern and be controlling.

            (b) Senior Subordinated Global Notes. Senior Subordinated Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Senior Subordinated Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Senior Subordinated Global Note" attached thereto). Senior Subordinated Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Senior Subordinated Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Senior Subordinated Global Note" attached thereto). Each Senior Subordinated Global Note will represent such of the outstanding Senior Subordinated Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Senior Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Senior Subordinated Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof and shall be made on the records of the Trustee and the Depositary.

            (c) Temporary Senior Subordinated Global Notes. Senior Subordinated Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Senior Subordinated Global Note, which will be deposited on behalf of the purchasers of the Senior Subordinated Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

                  (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Senior Subordinated Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Senior Subordinated 144A Global Note or an IAI Senior Subordinated Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

                  (2) an Officers' Certificate from the Issuers.

            Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Senior Subordinated Global Note will be exchanged for beneficial interests in the Regulation S Permanent Senior Subordinated Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Senior Subordinated Global Note, the Trustee will cancel the Regulation S Temporary Senior Subordinated Global Note. The aggregate principal amount of the Regulation S Temporary Senior Subordinated Global Note and the Regulation S Permanent Senior Subordinated Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Senior Subordinated Global Note and the Regulation S Permanent Senior Subordinated Global Note that are held by Participants through Euroclear or Clearstream.

            Section 2.02 Execution and Authentication. At least one Officer must sign the Senior Subordinated Notes for the Issuers by manual or facsimile signature.

            If an Officer whose signature is on a Senior Subordinated Note no longer holds that office at the time a Senior Subordinated Note is authenticated, the Senior Subordinated Note will nevertheless be valid.

            A Senior Subordinated Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Senior Subordinated Note has been authenticated under this Senior Subordinated Indenture.

            The Trustee will, upon receipt of a written order of the Issuers signed by two Officers of the Issuers (an "Authentication Order"), authenticate Senior Subordinated Notes for original issue that may be validly issued under this Senior Subordinated Indenture, including any Additional Senior Subordinated Notes and any Senior Subordinated Exchange Notes. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed the aggregate principal amount of Senior Subordinated Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in
Section 2.07 hereof.

            The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Senior Subordinated Notes. An authenticating agent may authenticate Senior Subordinated Notes whenever the Trustee may do so. Each reference in this Senior Subordinated Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

            Section 2.03 Registrar and Paying Agent. The Issuers will maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Subordinated Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Senior Subordinated Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

            The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Senior Subordinated Global Notes.

            The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Senior Subordinated Global Notes.

            Section 2.04 Paying Agent to Hold Money in Trust. The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Senior Subordinated Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Senior Subordinated Notes.

            Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Notes and the Issuers shall otherwise comply with TIA Section 312(a).

            Section 2.06 Transfer and Exchange. (a) Transfer and Exchange of Senior Subordinated Global Notes. A Senior Subordinated Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Senior Subordinated Global Notes will be exchanged by the Issuers for Certificated Notes if:

                  (1) the Issuers deliver in writing to the Trustee notice that the Depositary is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice or cessation;

                  (2) the Issuers in their sole discretion determine that the Senior Subordinated Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Senior Subordinated Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

                  (3) there has occurred and is continuing an Event of Default and the registry has received a request from the Depositary to issue the Certificated Notes.

      Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Senior Subordinated Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Senior Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Senior Subordinated Global Note or any portion thereof, pursuant to this Section
2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Senior Subordinated Global Note. A Senior Subordinated Global Note may not be exchanged for another Senior Subordinated Note other than as provided in this Section 2.06(a), however, beneficial interests in a Senior Subordinated Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Senior Subordinated Global Notes. The transfer and exchange of beneficial interests in the Senior Subordinated Global Notes will be effected through the Depositary, in accordance with the provisions of this Senior Subordinated Indenture and the Applicable Procedures. Beneficial interests in the Restricted Senior Subordinated Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Senior Subordinated Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Senior Subordinated Global Note. Beneficial interests in any Restricted Senior Subordinated Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Senior Subordinated Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Senior Subordinated Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Senior Subordinated Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Senior Subordinated Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Senior Subordinated Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                        (A) both:

                              (i) a written order from a Participant or an
                  Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Senior Subordinated Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                              (ii) instructions given in accordance with the
                  Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                        (B) both:

                              (i) a written order from a Participant or an
                  Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                              (ii) instructions given by the Depositary to the
                  Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Senior Subordinated Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of a Senior Subordinated Registered Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this
Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Senior Subordinated Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Senior Subordinated Global Notes contained in this Senior Subordinated Indenture and the Senior Subordinated Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Senior Subordinated Global Note(s) pursuant to
Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Senior Subordinated Global Note. A beneficial interest in any Restricted Senior Subordinated Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Senior Subordinated Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of
            a beneficial interest in the Senior Subordinated 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transferee will take delivery in the form of
            a beneficial interest in the Regulation S Temporary Senior Subordinated Global Note or the Regulation S Permanent Senior Subordinated Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transferee will take delivery in the form of
            a beneficial interest in the IAI Senior Subordinated Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Senior Subordinated Global Note for Beneficial Interests in an Unrestricted Senior Subordinated Global Note. A beneficial interest in any Restricted Senior Subordinated Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Senior Subordinated Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Senior Subordinated Global Note if the exchange or transfer complies with the requirements of
      Section 2.06(b)(2) above and:

                        (A) such exchange or transfer is effected pursuant to
            the Senior Subordinated Registered Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Senior Subordinated Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) such transfer is effected pursuant to the Shelf
s            Registration Statement in accordance with the Senior Subordinated
            Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer
            pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                              (i) if the holder of such beneficial interest in a
                  Restricted Senior Subordinated Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Senior Subordinated Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                              (ii) if the holder of such beneficial interest in
                  a Restricted Senior Subordinated Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Senior Subordinated Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Senior Subordinated Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Senior Subordinated Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            Beneficial interests in an Unrestricted Senior Subordinated Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Senior Subordinated Global Note.

            (c) Transfer or Exchange of Beneficial Interests for Definitive
      Notes.

                  (1) Beneficial Interests in Restricted Senior Subordinated Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Senior Subordinated Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a
            Restricted Senior Subordinated Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to
            a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to
            a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred
            pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to
            an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3)(d) thereof, if applicable;

                        (F) if such beneficial interest is being transferred to
            the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such beneficial interest is being transferred
            pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Senior Subordinated Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Senior Subordinated Global Note pursuant to this Section

2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Senior Subordinated Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Senior Subordinated Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Regulation S Temporary Senior Subordinated Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Senior Subordinated Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (3) Beneficial Interests in Restricted Senior Subordinated Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Senior Subordinated Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such exchange or transfer is effected pursuant to
            the Senior Subordinated Registered Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Senior Subordinated Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer
            pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                              (i) if the holder of such beneficial interest in a
                  Restricted Senior Subordinated Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                              (ii) if the holder of such beneficial interest in
                  a Restricted Senior Subordinated Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (4) Beneficial Interests in Unrestricted Senior Subordinated Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Senior Subordinated Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Senior Subordinated Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Senior Subordinated Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Senior Subordinated Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such note for a beneficial interest in a Restricted Senior Subordinated Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Senior Subordinated Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note
            proposes to exchange such note for a beneficial interest in a Restricted Senior Subordinated Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being
            transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being
            transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (2) thereof;

                        (D) if such Restricted Definitive Note is being
            transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Note is being
            transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                        (F) if such Restricted Definitive Note is being
            transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such Restricted Definitive Note is being
            transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Senior Subordinated Global Note, in the case of clause (B) above, the Senior Subordinated 144A Global Note, in the case of clause (C) above, the Senior Subordinated Regulation S Global Note, and in all other cases, the IAI Senior Subordinated Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Senior Subordinated Global Notes. A Holder of a Restricted Definitive Note may exchange such note for a beneficial interest in an Unrestricted Senior Subordinated Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Senior Subordinated Global Note only if:

                        (A) such exchange or transfer is effected pursuant to
            the Senior Subordinated Registered Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Senior Subordinated Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer
            pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                              (i) if the Holder of such Definitive Notes
                  proposes to exchange such notes for a beneficial interest in the Unrestricted Senior Subordinated Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                              (ii) if the Holder of such Definitive Notes
                  proposes to transfer such notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Senior Subordinated Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Senior Subordinated Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Senior Subordinated Global Notes. A Holder of an Unrestricted Definitive Note may exchange such note for a beneficial interest in an Unrestricted Senior Subordinated Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Senior Subordinated Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Senior Subordinated Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Senior Subordinated Global Note has not yet been issued, the Issuers will issue and, upon receipt

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

of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Senior Subordinated Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

            (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A,
            then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or
            Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) such exchange or transfer is effected pursuant to
            the Senior Subordinated Registered Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Senior Subordinated Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement;

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

                        (C) any such transfer is effected by a Broker-Dealer
            pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                              (i) if the Holder of such Restricted Definitive
                  Notes proposes to exchange such notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                              (ii) if the Holder of such Restricted Definitive
                  Notes proposes to transfer such notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f) Senior Subordinated Registered Exchange Offer. Upon the occurrence of the Senior Subordinated Registered Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Senior Subordinated Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Senior Subordinated Global Notes accepted for exchange in the Senior Subordinated Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that they are not Broker-Dealers, (B) they are not participating in a distribution of the Senior Subordinated Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Senior Subordinated Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Senior Subordinated Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

            Concurrently with the issuance of such notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Senior Subordinated Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

            (g) Legends. The following legends will appear on the face of all Senior Subordinated Global Notes and Definitive Notes issued under this Senior Subordinated Indenture unless specifically stated otherwise in the applicable provisions of this Senior Subordinated Indenture.

                  (1) Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each
            Senior Subordinated Global Note and each Definitive Note (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

            "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE, BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT: (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES
            ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES
            ACT), AND (2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY: (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 901 OF REGULATION S UNDER THE SECURITIES ACT,
            (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE

            RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR
            (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE ISSUERS RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                        (B) Notwithstanding the foregoing, any Senior
            Subordinated Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3)
            or (f) of this Section 2.06 (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) Senior Subordinated Global Note Legend. Each Senior Subordinated Global Note will bear a legend in substantially the following form:

            "THIS SENIOR SUBORDINATED GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SENIOR SUBORDINATED INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE SENIOR SUBORDINATED INDENTURE, (2) THIS SENIOR SUBORDINATED GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
            SECTION 2.06(a) OF THE SENIOR SUBORDINATED INDENTURE, (3) THIS SENIOR SUBORDINATED GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SENIOR SUBORDINATED INDENTURE AND (4) THIS SENIOR SUBORDINATED GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Regulation S Temporary Senior Subordinated Global Note Legend. The Regulation S Temporary Senior Subordinated Global Note will bear a Legend in substantially the following form:

            "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY SENIOR SUBORDINATED GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE SENIOR SUBORDINATED INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY SENIOR SUBORDINATED GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

            (h) Cancellation and/or Adjustment of Senior Subordinated Global Notes. At such time as all beneficial interests in a particular Senior Subordinated Global Note have been exchanged for Definitive Notes or a particular Senior Subordinated Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Senior Subordinated Global Note will be returned to or retained and canceled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Senior Subordinated Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Senior Subordinated Global Note or for Definitive Notes, the principal amount of Senior Subordinated Notes represented by such Senior Subordinated Global Note will be reduced accordingly and an endorsement will be made on such Senior Subordinated Global Note by the Trustee or by the Depositary at the direction of the

Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Senior Subordinated Global Note, such other Senior Subordinated Global Note will be increased accordingly and an endorsement will be made on such Senior Subordinated Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Senior Subordinated Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a beneficial interest in a Senior Subordinated Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.14 and 9.05 hereof).

                  (3) The Registrar will not be required to register the transfer of or exchange of any Senior Subordinated Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

                  (4) All Senior Subordinated Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Senior Subordinated Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Senior Subordinated Indenture, as the Senior Subordinated Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) The Issuers will not be required:

                        (A) to issue, to register the transfer of or to exchange
            any Senior Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Subordinated Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                        (B) to register the transfer of or to exchange any
            Senior Subordinated Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part; or

                        (C) to register the transfer of or to exchange a Senior
            Subordinated Note between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Senior Subordinated Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated Note for the purpose of receiving payment of principal of and interest on such Senior Subordinated Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Senior Subordinated Global Notes and Definitive Notes in accordance with the provisions of Section
      2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

            Section 2.07 Replacement Notes. If any mutilated Senior Subordinated
Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Subordinated Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Senior Subordinated Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Subordinated Note is replaced. The Issuers may charge for their expenses in replacing a Senior Subordinated Note.

            Every replacement Senior Subordinated Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Senior Subordinated Indenture equally and proportionately with all other Senior Subordinated Notes duly issued hereunder.

            Section 2.08 Outstanding Notes. The Senior Subordinated Notes outstanding at any time are all the Senior Subordinated Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Senior Subordinated Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Senior Subordinated Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Senior Subordinated Note; however, Senior Subordinated Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

            If a Senior Subordinated Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a protected purchaser.

            If the principal amount of any Senior Subordinated Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior

Subordinated Notes payable on that date, then on and after that date such Senior Subordinated Notes will be deemed to be no longer outstanding and will cease to accrue interest.

            Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Senior Subordinated Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

            Section 2.10 Temporary Notes. Until certificates representing Senior Subordinated Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Senior Subordinated Notes. Temporary Senior Subordinated Notes will be substantially in the form of certificated Senior Subordinated Notes but may have variations that the Issuers consider appropriate for temporary Senior Subordinated Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Senior Subordinated Notes in exchange for temporary Senior Subordinated Notes.

            Holders of temporary Senior Subordinated Notes will be entitled to all of the benefits of this Senior Subordinated Indenture.

            Section 2.11 Cancellation. The Issuers at any time may deliver Senior Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Senior Subordinated Notes in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Senior Subordinated Notes will be delivered to the Issuers. The Issuers may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes that it has paid or that have been delivered to the Trustee for cancellation.

            Section 2.12 Defaulted Interest. If the Issuers default in a payment of interest on the Senior Subordinated Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Subordinated Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

            Section 2.13 CUSIP Numbers. The Issuers in issuing the Senior Subordinated Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

            Section 2.14 Issuance of Additional Senior Subordinated Notes. The Issuers will be entitled, from time to time, subject to its compliance with
Section 4.09 hereof, without consent of the Holders, to issue Additional Senior Subordinated Notes under this Senior Subordinated Indenture with identical terms as the Initial Senior Subordinated Notes issued on the Issue Date other than with respect to (a) the date of issuance, (b) the issue price, (c) the amount of interest payable on the first interest payment date and (d) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Senior Subordinated Notes issued on the Issue Date, any Additional Senior Subordinated Notes and all Senior Subordinated Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under this Senior Subordinated Indenture.

            With respect to any Additional Senior Subordinated Notes, the Issuers will set forth in an Officer's Certificate pursuant to a resolution of the Board of Directors of the Issuers, copies of which will be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Senior Subordinated Notes to be authenticated and delivered pursuant to this Senior Subordinated Indenture;

                  (2) the issue price, the issue date and the CUSIP number of such Additional Senior Subordinated Notes; and

                  (3) whether such Additional Senior Subordinated Notes will be subject to transfer restrictions or will be issued in the form of Senior Subordinated Exchange Notes.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

            Section 3.01 Notices to Trustee. If the Issuers elect to redeem Senior Subordinated Notes pursuant to the optional redemption provisions of
Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Senior Subordinated Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Senior Subordinated Notes to be redeemed;

                  (4) the redemption price; and

                  (5) applicable CUSIP Numbers.

            Section 3.02 Selection of Notes to Be Redeemed or Purchased. If less than all of the Senior Subordinated Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Senior Subordinated Notes for redemption or purchase as follows:

                  (1) if the Senior Subordinated Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed; or

                  (2) if the Senior Subordinated Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

            In the event of partial redemption or purchase by lot, the particular Senior Subordinated Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Senior Subordinated Notes not previously called for redemption or purchase.

            The Trustee will promptly notify the Company in writing of the Senior Subordinated Notes selected for redemption or purchase and, in the case of any Senior Subordinated Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Senior Subordinated Notes and portions of Senior Subordinated Notes selected will be in amounts of $1,000 or whole multiples of $1,000; provided that no Senior Subordinated Notes of $1,000 or less shall be redeemed or purchased in part. Except as provided in the preceding sentence, provisions of this Senior Subordinated Indenture that apply to Senior Subordinated Notes called for redemption or purchase also apply to portions of Senior Subordinated Notes called for redemption.

            Section 3.03 Notice of Redemption(a) . (a) At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Subordinated Notes or a satisfaction and discharge of this Senior Subordinated Indenture pursuant to Articles 8 or 12 hereof.

            (b) The notice will identify the Senior Subordinated Notes (including CUSIP Numbers) to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Senior Subordinated Note is being redeemed in part, the portion of the principal amount of such Senior Subordinated Note to be redeemed and that, after the redemption date upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount equal to the unredeemed portion of the original Senior Subordinated Note will be issued upon cancellation of the original Senior Subordinated Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Issuers default in making such redemption payment, interest on Senior Subordinated Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Senior Subordinated Notes and/or Section of this Senior Subordinated Indenture pursuant to which the Senior Subordinated Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes.

            At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice period is satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

            Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Subordinated Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

            Section 3.05 Deposit of Redemption or Purchase Price. On or before the relevant redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Senior Subordinated Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Senior Subordinated Notes to be redeemed or purchased.

            If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Senior Subordinated Notes or the portions of Senior Subordinated Notes called for redemption or purchase. If a Senior Subordinated Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Subordinated Note was registered at the close of business on such record date. If any Senior Subordinated Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof.

            Section 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Senior Subordinated Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Senior Subordinated Note equal in principal amount to the unredeemed or unpurchased portion of the Senior Subordinated Note surrendered.

            Section 3.07 Optional Redemption. (a) At any time prior to October 1, 2007, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under this Senior Subordinated Indenture (including additional notes issued after Issue Date) at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date, in each case, with the net cash proceeds of one or more Equity Offerings (1) by the Issuers or (2) by any direct or indirect parent of VHS Holdco II, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of VHS Holdco II or used to purchase Capital Stock (other than Disqualified Stock) of VHS Holdco II from it; provided that:

                  (1) at least 65% of the aggregate principal amount of Senior Subordinated Notes issued under this Senior Subordinated Indenture (excluding Senior Subordinated Notes held by the Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

                  (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

            (b) Except pursuant to the preceding paragraph or as otherwise set forth below, the Senior Subordinated Notes will not be redeemable at the Issuers' option prior to October 1, 2009; provided, however, the Issuers may acquire the Senior Subordinated Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not violate the terms of this Senior Subordinated Indenture.

            (c) On or after October 1, 2009, the Issuers may redeem all or a part of the Senior Subordinated Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Senior Subordinated Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                                          Percentage
----                                                                                          ----------
2009.....................................................................................       104.500%
2010.....................................................................................       103.000%
2011.....................................................................................       101.500%
2012 and thereafter......................................................................       100.000%

            Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Senior Subordinated Notes or portions thereof called for redemption on the applicable redemption date.

            (d) At any time prior to October 1, 2009, the Issuers may also redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption (subject to the rights of Holders of Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date).

            (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

            Section 3.08 Mandatory Redemption. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

            Section 3.09 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all holders to purchase Senior Subordinated Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

            (a) The Asset Sale Offer shall be made to all holders and if the Issuers elect (or are required by the terms of other pari passu indebtedness), all holders of other Indebtedness that is pari passu with the Senior Subordinated Notes. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Senior Subordinated Notes and such other pari passu Indebtedness, if any, (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Senior Subordinated Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Senior Subordinated Notes so purchased shall be made pursuant to
Section 4.01 hereof.

            (b) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, shall be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to holders who tender Senior Subordinated Notes pursuant to the Asset Sale Offer.

            (c) Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such holders to tender Senior Subordinated Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (1) that the Asset Sale Offer is being made pursuant to this
      Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
      Date;

                  (3) that any Senior Subordinated Note not tendered or accepted for payment shall continue to accrue interest;

                  (4) that, unless the Issuers default in making such payment, any Senior Subordinated Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (5) that holders electing to have a Senior Subordinated Note purchased pursuant to an Asset Sale Offer may elect to have Senior Subordinated Notes purchased in integral multiples of $1,000 only;

                  (6) that holders electing to have Senior Subordinated Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Senior Subordinated Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than on the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Note purchased;

                  (8) that, if the aggregate principal amount of Senior Subordinated Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuers shall select the Senior Subordinated Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Senior Subordinated Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Senior Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (9) that holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered (or transferred by book-entry transfer).

            (d) On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Subordinated Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered, and shall deliver or cause to be delivered to the Trustee the Senior Subordinated Notes properly accepted together with an Officer's Certificate stating that such Senior Subordinated Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Subordinated Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers, shall promptly issue a new Senior Subordinated Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Senior Subordinated Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Note surrendered. Any Senior Subordinated Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE IV

                                    COVENANTS

            Section 4.01 Payment of Notes. The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest and Additional Interest, if any, then due. The Issuers will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Senior Subordinated Registration Rights Agreement.

            The Issuers will pay interest on overdue principal at the rate specified therefor in the Senior Subordinated Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Senior Subordinated Notes to the extent lawful.

            Section 4.02 Maintenance of Office or Agency. The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Senior Subordinated Notes and this Senior Subordinated Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Issuers may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section
2.03 hereof.

                  Section 4.03 Reports to Holders(1) . (1) Whether or not required by the SEC, so long as any Senior Subordinated Notes are outstanding, VHS Holdco II will furnish to the Holders of Senior Subordinated Notes, within 45 days after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ended September 30, 2004 or (in the case of annual financial information) within 90 days after the end of each fiscal year, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if VHS Holdco II were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and with respect to the annual information only, a report on the annual financial statements by VHS Holdco II's certified independent accountants. In addition, whether or not required by the SEC, VHS Holdco II will file a copy of all of the information and reports referred to above (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  (2) So long as any Senior Subordinated Notes remain outstanding, VHS Holdco II will furnish to the Holders of the Senior Subordinated Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (3) For so long as Vanguard is a Guarantor (there being no obligation of Vanguard to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of VHS Holdco I or the Issuers (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Senior Subordinated Notes pursuant to this covenant may, at the option of VHS Holdco II, be filed by and be those of Vanguard rather than VHS Holdco II.

                  (4) Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Senior Subordinated Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

            Section 4.04 Compliance Certificate(a) . (a) The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or proposes to take with respect thereto. The Issuers also shall comply with Section 314(a)(4) of the TIA.

            (b) So long as any of the Senior Subordinated Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

            Section 4.05 Intentionally Omitted.

            Section 4.06 Intentionally Omitted.

            Section 4.07 Restricted Payments. (a) VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of VHS Holdco II's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by VHS Holdco II) payable in Equity Interests (other than Disqualified Stock) of VHS Holdco II or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to VHS Holdco II or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, VHS Holdco II or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving either of the Issuers or any direct or indirect parent entity of either of the Issuers) any Equity Interests of either of the Issuers or any such parent entity;

                  (3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of VHS Holdco II or any Subsidiary Guarantor (other than (A) Indebtedness permitted under clauses (8) and (9) of the definition of "Permitted Debt" or (B) the purchase, repurchase or other acquisition of Subordinated Indebtedness, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                        (A) no Default or Event of Default has occurred and is
            continuing or would occur as a consequence of such Restricted
            Payment;

                        (B) VHS Holdco II would, at the time of such Restricted
            Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereto; and

                        (C) such Restricted Payment, together with the aggregate
            amount of all other Restricted Payments made by VHS Holdco II and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8),
            (9), (10), (11), (12), (13), (15), (16), (18) and (20) of Section
            4.07(b)), is less than the sum, without duplication, of

                              (i) 50% of the Consolidated Net Income of VHS
                  Holdco II for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date, to the end of VHS Holdco II's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

                              (ii) 100% of the aggregate net cash proceeds and
                  the fair market value, as determined in good faith by the Board of Directors of VHS Holdco II, of property and marketable securities received by the

                  Issuers since immediately after the Issue Date from the issue or sale of (x) Equity Interests of VHS Holdco II (including Retired Capital Stock (as defined below)) (other than (a) Excluded Contributions, (b) Designated Preferred Stock and (c) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of VHS Holdco II, any direct or indirect parent entities of VHS Holdco II and its Subsidiaries following the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) and, to the extent actually contributed to VHS Holdco II, Equity Interests of any direct or indirect parent entities of VHS Holdco II and (y) debt securities of VHS Holdco II that have been converted into such Equity Interests of VHS Holdco II (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of VHS Holdco II sold to a Restricted Subsidiary or VHS Holdco II, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

                              (iii) 100% of the aggregate amount of cash and the
                  fair market value, as determined in good faith by the Board of Directors of VHS Holdco II, of property and marketable securities contributed to the capital of VHS Holdco II following the Issue Date (other than (x) Excluded Contributions, (y) the Cash Contribution Amount and (z) contributions by a Restricted Subsidiary), plus

                              (iv) 100% of the aggregate amount received in cash
                  and the fair market value, as determined in good faith by the Board of Directors of VHS Holdco II, of property and marketable securities received after the Issue Date by means of (x) the sale or other disposition (other than to VHS Holdco II or a Restricted Subsidiary) of Restricted Investments made by VHS Holdco II or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from VHS Holdco II or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by VHS Holdco II or its Restricted Subsidiaries or
                  (y) the sale (other than to VHS Holdco II or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (15) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

                              (v) in the case of the redesignation of an
                  Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into VHS Holdco II or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to VHS Holdco II or a Restricted Subsidiary, the fair market value of the Investment in such

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                  Unrestricted Subsidiary, as determined by the Board of
                  Directors of VHS Holdco II in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (5) or (15) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment).

            (b) The provisions of Section 4.07(a) hereof will not prohibit:

                  (1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the irrevocable redemption notice, as the case may be, if, at the date of declaration or notice, such dividend, distribution or redemption payment, as the case may be, would have complied with the provisions of the Senior Subordinated Indenture;

                  (2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuers or any direct or indirect parent corporation of the Issuers ("Retired Capital Stock") or Subordinated Indebtedness, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuers) of Equity Interests of the Issuers or any direct or indirect parent of the Issuers or contributions to the equity capital of the Issuers (in each case, other than Disqualified Stock) ("Refunding Capital Stock") and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuers) of Refunding Capital Stock;

                  (3) the redemption, repurchase or other acquisition or retirement for value of Subordinated Indebtedness of VHS Holdco II or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with Section 4.09 hereof so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, (B) such new Indebtedness is subordinated to the Senior Subordinated Notes and any such applicable Guarantees at least to the same extent as such Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value is subordinated to the Senior Subordinated Notes and/or Guarantees, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value;

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                  (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuers or any of their direct or indirect parent entities held by any future, present or former employee, director or consultant of VHS Holdco II, any of its Subsidiaries or (to the extent such person renders services to the businesses of VHS Holdco II and its Subsidiaries) VHS Holdco II's direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate amount of all such Restricted Payments made under this clause (4) does not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of VHS Holdco II and, to the extent contributed to VHS Holdco
      II, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of VHS Holdco II, any of its Subsidiaries or (to the extent such person renders services to the businesses of VHS Holdco II and its Subsidiaries) VHS Holdco II's direct or indirect parent entities, that occurs after the Issue Date plus
      (B) the cash proceeds of key man life insurance policies received by VHS Holdco II or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to VHS Holdco II, after the Issue Date (provided that VHS Holdco II may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

                  (5) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (5) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $25.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                  (6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

                  (7) the payment of dividends on the common equity interests of the Issuers (or the payment of dividends to any direct or indirect parent of the Issuers to fund a payment of dividends on such entity's common stock) following the first public offering of the common stock of the Issuers, or the common equity interests of any of their direct or indirect parent entities after the Issue Date, of up to 6.0% per annum or the net proceeds received by or contributed to the Issuers in any public offering, other than public offerings with respect to common equity interests registered on Form S-8 (or any successor form that provides for registration of securities offered to employees of the registrant) and other than any public sale constituting an Excluded Contribution;

                  (8) Investments that are made with Excluded Contributions;

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                  (9) the declaration and payment of dividends to, or the making of loans to, VHS Holdings LLC, a Delaware limited liability company, VHS Holdco I, or Vanguard in amounts required for VHS Holdings LLC, VHS Holdco I, or Vanguard to pay:

                        (A) (i) overhead (including salaries and other
            compensation expenses) and franchise or similar tax liabilities, legal, accounting and other professional fees and expenses in connection with, and to the extent attributable, to the maintenance of VHS Holdings LLC's, VHS Holdco I's or Vanguard's existence and its ownership of VHS Holdco I, Vanguard, the Issuers or any of their Subsidiaries, as applicable, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (iii) other fees and expenses in connection with, and to the extent attributable to, the maintenance of VHS Holdings LLC's, VHS Holdco I's or Vanguard's existence and its ownership of VHS Holdco I, Vanguard, the Issuers or any of their Subsidiaries, as applicable; and

                         (B) with respect to each tax year (or portion thereof),
            federal, state or local income taxes (as the case may be) imposed directly on or allocated to VHS Holdings LLC, VHS Holdco I or Vanguard or which are due and payable by VHS Holdings LLC, VHS Holdco I or Vanguard as part of a consolidated group, to the extent such income taxes are attributable to the income of VHS Holdco I, the Issuers or any of their Subsidiaries;

                  (10) the declaration and payment of dividends to, or the making of any distribution or other payment to, VHS Holdco I in amounts sufficient to permit VHS Holdco I to pay non-deferrable scheduled cash interest when due on the Senior Discount Notes and any additional cash interest (at a rate not to exceed 1% per annum) payable with respect to the Senior Discount Notes to the extent required pursuant to the Senior Discount Registration Rights Agreement; provided that such amounts are used by VHS Holdco I to pay such interest in accordance with this clause
      (10) promptly after receipt of such payment or distribution;

                  (11) Distributions or payments of Securitization Fees;

                  (12) cash dividends or other distributions on Capital Stock of VHS Holdco II or any of its Restricted Subsidiaries used to, or the making of loans, the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Transactions, this offering or owed to Affiliates, in each case to the extent permitted by Section
      4.11 hereof;

                  (13) declaration and payment of dividends to holders of any class or series of Disqualified Stock of VHS Holdco II or any Restricted Subsidiary issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of Fixed Charges;

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                  (14) other Restricted Payments in an aggregate amount not to exceed $50.0 million;

                  (15) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of VHS Holdco II, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of VHS Holdco II issued after the Issue Date; provided that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, VHS Holdco II would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (15) does not exceed the net cash proceeds actually received by the Issuers from any such sale of Designated Preferred Stock issued after the Issue Date;

                  (16) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to VHS Holdco II or a Restricted Subsidiary by, Unrestricted Subsidiaries;

                  (17) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described in Section 4.10 and Section 4.14 hereof; provided that all Senior Subordinated Notes tendered by holders of the Senior Subordinated Notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

                  (18) payments to VHS Holdco I or Vanguard to enable Vanguard to (A) purchase Existing Vanguard Senior Subordinated Notes validly tendered, and not validly withdrawn, in the Offer in accordance with the terms thereof or (B) pay when due accrued but unpaid interest on the Existing Vanguard Senior Subordinated Notes (after giving effect to the consummation of the Offer); provided that such amounts are used by Vanguard to purchase such Existing Vanguard Senior Subordinated Notes or pay such interest, as the case may be, in accordance with this clause (18) promptly after receipt of such payment;

                  (19) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of VHS Holdco II or any direct or indirect parent entity of VHS Holdco II that complies with the provisions of the Senior Subordinated Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of VHS Holdco II; provided that, as a result of such consolidation, merger or transfer of assets, the Issuers have made a Change of Control Offer pursuant to Section 4.14 hereof and any Senior Subordinated Notes tendered in connection therewith have been purchased; and

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                  (20) cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of either Issuer or any of their Restricted Subsidiaries; provided that the Board of Directors of VHS Holdco II shall have determined in good faith that such payments are not made for the purpose of evading the limitations of this Section 4.07;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses 4.07(b) (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof), (5), (7), (11), (13),
(14), (15), (16), (17) and (20) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

            (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by VHS Holdco II or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 will be determined in good faith by the Board of Directors of VHS Holdco II.

            (d) VHS Holdco II will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by VHS Holdco II and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries(a) . (a) VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to VHS Holdco II or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to VHS Holdco II or any of its Restricted Subsidiaries;

                  (2) make loans or advances to VHS Holdco II or any of its Restricted Subsidiaries; or

                  (3) sell, lease or transfer any of its properties or assets to VHS Holdco II or any of its Restricted Subsidiaries.

            (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

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                  (1) contractual encumbrances or restrictions in effect on the
      Issue Date, including, without limitation, pursuant to Existing Indebtedness or the Credit Agreement and related documentation and the Senior Discount Indenture;

                  (2) the Senior Subordinated Indenture and the Existing Vanguard Senior Subordinated Notes after giving effect to the consummation of the Offer;

                  (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of Section 4.08(a) hereof;

                  (4) applicable law or any applicable rule, regulation or order;

                  (5) any agreement or other instrument of a Person acquired by VHS Holdco II or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                  (7) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness;

                  (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (9) other Indebtedness of Restricted Subsidiaries that are Guarantors which Indebtedness is permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with
      Section 4.09 hereof;

                  (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, including, without limitation, provisions limiting the disposition or distribution of assets or property; provided that such limitations are applicable only to the assets or property that are the subject of such joint venture agreements and are owned by such joint venture;

                  (11) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of VHS Holdco II or any Restricted Subsidiary;

                  (12) customary provisions contained in licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

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                  (13) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

                  (14) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

                  (15) contracts entered into in the ordinary course of business, not related to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of VHS Holdco II or any Restricted Subsidiary in any manner material to VHS Holdco II or any Restricted Subsidiary;

                  (16) any encumbrances or restrictions of the type referred to in Sections 4.08(a) (1), (2) and (3) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 4.08(b) (1), (2) and (5); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of VHS Holdco II, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

                  (17) any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided that such restrictions apply only to such Securitization Subsidiary.

            Section 4.09 Incurrence of Additional Indebtedness and Issuance of Preferred Stock(a) . (a) VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and VHS Holdco II will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, that VHS Holdco II and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for VHS Holdco II's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred equity had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

            (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

                  (1) Indebtedness under the Credit Agreement together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances

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      being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1,025.0 million outstanding at any one time plus the amount available on the Issue Date under the Delayed
      Draw Term Loan Portions of the Credit Agreement, less the amount of all permanent reductions of Indebtedness thereunder as a result of principal payments actually made with Net Proceeds from Asset Sales; provided, however, that such amount shall be reduced to the extent of any amount available on the Issue Date and not subsequently drawn within the time periods provided therefor under the Delayed Draw Term Loan Portions of the Credit Agreement;

                  (2) Indebtedness represented by the Existing Vanguard Senior Subordinated Notes after giving effect to the consummation of the Offer (including any guarantee thereof existing on the Issue Date);

                  (3) Indebtedness represented by the Senior Subordinated Notes and the Guarantees and the Senior Subordinated Notes and related Guarantees to be issued in exchange thereof pursuant to the Senior Subordinated Registration Rights Agreement;

                  (4) Existing Indebtedness (other than Indebtedness described in Sections 4.09(b) (1), (2) and (3));

                  (5) Indebtedness (including Capitalized Lease Obligations) incurred or issued by VHS Holdco II or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used by or useful to VHS Holdco II or any Restricted Subsidiary in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (5) of Section 4.09(b), does not exceed the greater of $60.0 million and 3.0% of Total Assets;

                  (6) Indebtedness incurred by VHS Holdco II or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

                  (7) Indebtedness arising from agreements of VHS Holdco II or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on the Issue Date) of VHS Holdco II or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A) of Section 4.09(b)(7)) and

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      (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by VHS Holdco II and any Restricted Subsidiaries in connection with such disposition;

                  (8) Indebtedness of VHS Holdco II owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by VHS Holdco II or any Restricted Subsidiary; provided that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to VHS Holdco II or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if either of the Issuers or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, other than Indebtedness represented by short-term, open account working capital notes entered into in the ordinary course of business for cash management purposes and consistent with past practice, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Issuer with respect to the Senior Subordinated Notes or of such Guarantor with respect to its Guarantee;

                  (9) shares of Preferred Stock of a Restricted Subsidiary issued to VHS Holdco II or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to VHS Holdco II or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

                  (10) Hedging Obligations of VHS Holdco II or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Subordinated Indenture to be outstanding or (B) exchange rate risk with respect to any currency exchange or (C) commodity risk;

                  (11) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by VHS Holdco II or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

                  (12) Preferred Stock that is not Disqualified Stock and is issued by a Restricted Subsidiary of VHS Holdco II to a Person holding a minority Equity Interest in such Restricted Subsidiary (after giving effect to such issuance); provided that such Preferred Stock is not exchangeable or convertible into Indebtedness of VHS Holdco II or any of its Restricted Subsidiaries and does not require any cash payment of dividends or distributions at any time that such cash payment would result in a Default or an Event of Default; provided, further, that the aggregate liquidation preference of all Preferred

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      Stock issued pursuant to this clause (12) of Section 4.09(b) shall not exceed $10.0 million;

                  (13) Indebtedness of VHS Holdco II or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (13) of Section 4.09(b), does not at any one time outstanding exceed $75.0 million (it being understood that (x) any Indebtedness pursuant to this clause (13) of
      Section 4.09(b) may, but need not, be incurred in whole or in part under the Credit Agreement and (y) any Indebtedness or Preferred Stock incurred pursuant to this clause (13) of Section 4.09(b) shall cease to be deemed incurred or outstanding for purposes of this clause (13) of Section 4.09(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which VHS Holdco II or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under the first paragraph of this covenant without reliance on this clause (13) of Section 4.09(b));

                  (14) any guarantee by either of the Issuers or a Guarantor of Indebtedness or other obligations of VHS Holdco II or any Restricted Subsidiary so long as the incurrence of such Indebtedness by VHS Holdco II or such Restricted Subsidiary is permitted under the terms of the Senior Subordinated Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Senior Subordinated Notes or a Guarantee, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Senior Subordinated Notes or such Guarantee with respect to the Senior Subordinated Notes substantially to the same extent as such Indebtedness is subordinated to the Senior Subordinated Notes or such Guarantee, as applicable;

                  (15) the incurrence by VHS Holdco II or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under Section 4.09(a) hereof and clauses (2), (3) and (4) of Section 4.09(b) hereof, this clause
      (15) and clause (16) of Section 4.09(b) hereof or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Senior Subordinated Notes, such Refinancing Indebtedness is subordinated or pari passu to the Senior Subordinated Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Restricted Subsidiary that is not the Subordinated Notes Co-Issuer or a Guarantor that refinances Indebtedness or Preferred Stock of either Issuer or a Guarantor or (y) Indebtedness or Preferred Stock of VHS Holdco II or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be

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      in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced; and provided, further, that subclauses (A), (B) and (E) of this clause (15) of Section 4.09(b) will not apply to any refunding or refinancing of any Senior Debt;

                  (16) Indebtedness or Preferred Stock of Persons that are acquired by VHS Holdco II or any Restricted Subsidiary or merged into VHS Holdco II or a Restricted Subsidiary in accordance with the terms of the Senior Subordinated Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either (A) VHS Holdco II or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

                  (17) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;

                  (18) Indebtedness of VHS Holdco II or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

                  (19) Contribution Indebtedness;

                  (20) Indebtedness consisting of the financing of insurance premiums;

                  (21) Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of joint ventures of VHS Holdco II or any Restricted Subsidiary not in excess of $25.0 million at any time outstanding;

                  (22) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to VHS Holdco II or any Restricted Subsidiary other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

                  (23) Physician Support Obligations incurred by VHS Holdco II or any Restricted Subsidiary; and

                  (24) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (23) of Section 4.09(b) hereof.

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      For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, VHS Holdco II will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which Senior Subordinated Notes are first issued and authenticated under the Senior Subordinated Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The maximum amount of Indebtedness that VHS Holdco II and its Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

            Section 4.10 Asset Sales. (a) VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) VHS Holdco II (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (as determined in good faith by the principal officer of VHS Holdco II or, in the case of assets and Equity Interests having a value in excess of $10.0 million, by the Board of Directors of VHS Holdco II) of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (2) at least 75% of the consideration received in the Asset Sale by VHS Holdco II or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For the purposes of this provision and for no other purpose, each of the following shall be deemed to be cash:

            The amount of (A) any liabilities (as shown on VHS Holdco II's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of VHS Holdco II or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets and for which VHS Holdco II and all Restricted Subsidiaries have been validly released by all creditors in writing;

            (B) any securities received by VHS Holdco II or such Restricted Subsidiary from such transferee that are converted by VHS Holdco II or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the receipt thereof; and

            (C) any Designated Non-cash Consideration received by VHS Holdco II or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by VHS Holdco II), taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) $25.0 million and (ii) 1.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash

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Consideration being measured at the time received without giving effect to subsequent changes in value).

            Notwithstanding the foregoing, the 75% limitation referred to in this clause (2) of Section 4.10(a) shall not apply to any Asset Sale in which the amount of consideration of the type referred to this clause (2) of Section 4.10(a) received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with aforementioned 75% limitation.

            (b) Within 365 days after the receipt of any Net Proceeds by VHS Holdco II or any Restricted Subsidiary from an Asset Sale, VHS Holdco II or such Restricted Subsidiary may apply those Net Proceeds at its option to:

                  (1) permanently reduce Obligations under Senior Debt of the Issuers (including any obligations under the Credit Agreement) (and, in the case of revolving Obligations thereunder, to correspondingly reduce commitments with respect thereto) or Indebtedness of the Issuers or any Subsidiary Guarantor that ranks pari passu with the Senior Subordinated Notes or a Guarantee (provided that if the Issuers or a Guarantor shall so reduce Obligations under such pari passu Indebtedness, it will equally and ratably reduce Obligations under the Senior Subordinated Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Senior Subordinated Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, the pro rata principal amount of Senior Subordinated Notes) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to either of the Issuers or an Affiliate of the Issuers (provided that in the case of any reduction of any revolving obligations, the Issuers or such Restricted Subsidiary shall effect a corresponding reduction of commitments with respect thereto);

                  (2) make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in VHS Holdco II or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or
      (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

                  (3) make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in VHS Holdco II or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale;

provided that the 365-day period provided above to apply any portion of Net Proceeds in accordance with clause (2) or (3) of this Section 4.10(b) shall be extended by an additional 180 days if by not later than the 365th day after receipt of such Net Proceeds, VHS Holdco II or a Restricted Subsidiary, as applicable, has entered into a bona fide binding commitment with a

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Person other than an Affiliate of the Issuers to make an investment of the type referred to in either such clause in the amount of such Net Proceeds.

            (c) When the aggregate amount of Net Proceeds not applied or invested in accordance with the preceding paragraph ("Excess Proceeds") exceeds $20.0 million, the Issuers will make an Asset Sale Offer to all holders of Senior Subordinated Notes to purchase on a pro rata basis the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

            (d) Pending the final application of any Net Proceeds, VHS Holdco II or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Senior Subordinated Indenture.

            (e) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Senior Subordinated Indenture. If the aggregate principal amount of Senior Subordinated Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Senior Subordinated Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

            (f) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Senior Subordinated Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Senior Subordinated Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Senior Subordinated Indenture by virtue of such conflict.

            Section 4.11 Transactions with Affiliates. (a) VHS Holdco II will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), involving aggregate consideration in excess of $5.0 million, unless:

                  (1) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to VHS Holdco II or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by VHS Holdco II or such Restricted Subsidiary with an unrelated Person on an arms length basis; and

                  (2) VHS Holdco II delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of VHS Holdco II set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with

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      this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of VHS Holdco II.

            (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

                  (1) transactions between or among VHS Holdco II and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

                  (2) Restricted Payments and Permitted Investments permitted by the Senior Subordinated Indenture;

                  (3) the payment to Sponsors of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not in excess of the greater of (A) $6.0 million and (B) 2.0% of EBITDA of VHS Holdco II and its Restricted Subsidiaries for the immediately preceding fiscal year, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods (but after the Issue Date), and the execution of any management or monitoring agreement subject to the same limitations;

                  (4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of VHS Holdco II, any Restricted Subsidiary or (to the extent such person renders services to the businesses of VHS Holdco II and its Subsidiaries) any of VHS Holdco II's direct or indirect parent entities;

                  (5) payments by VHS Holdco II or any Restricted Subsidiary to the Sponsors and any of their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of VHS Holdco II in good faith;

                  (6) transactions in which VHS Holdco II or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to VHS Holdco II or such Restricted Subsidiary from a financial point of view;

                  (7) payments or loans (or cancellations of loans) to employees or consultants of VHS Holdco II, any Restricted Subsidiary or (to the extent such person renders services to the businesses of VHS Holdco II and its Subsidiaries) any of VHS Holdco II's direct or indirect parent entities, which are approved by a majority of the Board of Directors of VHS Holdco II in good faith and which are otherwise permitted under the Senior Subordinated Indenture;

                  (8) payments made or performance under any agreement as in effect on the Issue Date (including, without limitation, each of the agreements entered into in

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      connection with the Transactions) or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Senior Subordinated Notes in any material respect than the original agreement as in effect on the Issue Date);

                  (9) the existence of, or the performance by VHS Holdco II or any of its Restricted Subsidiaries of its obligations under the terms of, the LLC Agreement (including any registration rights agreement or purchase agreements related thereto to which it is party on the Issue Date and any similar agreement that it may enter into thereafter); provided that the existence of, or the performance by VHS Holdco II or any of its Restricted Subsidiaries of its obligations under any future amendment to the LLC Agreement or under any similar agreement or amendment thereto entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to holders of the Senior Subordinated Notes in any material respect;

                  (10) the Transactions and the payment of all fees and expenses related to the Transactions, including any fees to the Sponsors substantially on the terms described in the Offering Memorandum under the captions "The Transactions" and "Certain Relationships and Related Party Transactions";

                  (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture that are fair to VHS Holdco II and or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of VHS Holdco II or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

                  (12) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Issuers to VHS Holdco I, to any direct or indirect parent of VHS Holdco I, or to any Permitted Holder;

                  (13) any transaction effected as part of a Qualified Securitization Financing;

                  (14) any transaction with a Captive Insurance Subsidiary in the ordinary course of operations of such Captive Insurance Subsidiary;

                  (15) any employment agreements entered into by VHS Holdco II or any of the Restricted Subsidiaries in the ordinary course of business;

                  (16) transactions with joint ventures in Permitted Businesses entered into in the ordinary course of business and in a manner consistent with past practice; and

                  (17) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of VHS Holdco II.

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            Section 4.12 Liens. (a) VHS Holdco II will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Subordinated Indebtedness or Indebtedness ranking pari passu with the Senior Subordinated Notes or a related Guarantee on any asset or property of VHS Holdco II or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

                  (1) in the case of Liens securing Subordinated Indebtedness, the Senior Subordinated Notes and any applicable Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

                  (2) in all other cases, the Senior Subordinated Notes or the applicable Guarantee or Guarantees are equally and ratably secured,

            (b) The provisions of Section 4.12(a) shall not apply to:

                  (1) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

                  (2) Liens securing the Senior Subordinated Notes and the related Guarantees, Liens securing Senior Debt of the Issuers or any Guarantor and any related guarantees of such Senior Debt; and

                  (3) Permitted Liens.

            Section 4.13 Conduct of Business. VHS Holdco II will not, and will not permit any Restricted Subsidiary (other than a Securitization Subsidiary) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to VHS Holdco II and its Subsidiaries taken as a whole.

            Section 4.14 Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder of the Senior Subordinated Notes to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Senior Subordinated Notes repurchased at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, on the Senior Subordinated Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Senior Subordinated Notes in accordance with
Article 3 of this Senior Subordinated Indenture, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control is being made pursuant to this
      Section 4.14 and that all Senior Subordinated Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

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                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Senior Subordinated Note not tendered will continue to accrue interest;

                  (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Senior Subordinated Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Subordinated Notes completed, or transfer by book entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Subordinated Notes delivered for purchase , and a statement that such Holder is withdrawing his election to have the Senior Subordinated Notes purchased;

                  (7) that Holders whose Senior Subordinated Notes are being purchased only in part will be issued new Senior Subordinated Notes equal in principal amount or an integral multiple thereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this
Section 4.14 by virtue of such conflict.

            (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

                  (1) accept for payment all Senior Subordinated Notes or portions of Senior Subordinated Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes or portions of Senior Subordinated Notes properly tendered; and

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

                  (3) deliver or cause to be delivered to the Trustee the Senior Subordinated Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Subordinated Notes or portions of Senior Subordinated Notes being purchased by the Issuers.

            The paying agent will promptly mail to each Holder of Senior Subordinated Notes properly tendered the Change of Control Payment for such Senior Subordinated Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided that each new Senior Subordinated Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

            (c) Prior to complying with any provisions of this covenant, but in any event within 90 days following any Change of Control, the Issuers covenant to:

                  (1) repay in full in cash or Cash Equivalents all Obligations, and terminate all commitments, under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full in cash or Cash Equivalents all Obligations, and terminate all commitments, under the Credit Agreement and all other such Senior Debt and to repay in full in cash of Cash Equivalents the Obligations owed to (and terminate the commitments of) each lender that has accepted such offer; or

                  (2) obtain the requisite consents under the Credit Agreement and all other such Senior Debt to permit the repurchase of the Senior Subordinated Notes as provided above.

            The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (d) Notwithstanding anything to the contrary in this Section 4.14, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.14 applicable to a Change of Control Offer made by the Issuers and purchases all Senior Subordinated Notes properly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer, and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.14.

            Section 4.15 Payments for Consent. VHS Holdco II will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Senior Subordinated Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid and is paid to all Holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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            Section 4.16 Additional Subsidiary Guarantees. Upon the occurrence of the guarantee by any Restricted Subsidiary of the obligations of any borrower under the Credit Agreement, VHS Holdco II will cause each such Restricted Subsidiary (other than a Securitization Subsidiary) to execute a Guarantee satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee may require, including, without limitation, opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; provided that the guarantee provided by such Restricted Subsidiary in respect of the Credit Agreement shall be senior to its Guarantee pursuant to subordination provisions substantially as contained in this Senior Subordinated Indenture. The form of such supplemental indenture is attached as Exhibit E hereto.

            Section 4.17 Intentionally Omitted.

            Section 4.18 Limitation on Layering. (a) Each of the Issuers and, for so long as it is a Guarantor, VHS Holdco I will not, and VHS Holdco II will not permit the Subordinated Notes Co-Issuer or any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Senior Debt (including Acquired Debt) of either Issuer or such Guarantor, as the case may be, unless such Indebtedness is either

                  (1) pari passu in right of payment with the Senior Subordinated Notes or such Guarantor's Guarantee (as applicable); or

                  (2) subordinate in right of payment to the Senior Subordinated Notes or such Guarantor's Guarantee (as applicable).

            (b) For the purposes of Section 4.18(a), unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured or because the secured Indebtedness receives priority in respect of asset sales, cash flows or other prepayments, and secured Indebtedness will not be deemed subordinated or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral or with respect to asset sales, cash flows or other prepayments.

            Section 4.19 Existence of Corporate Co-Issuer. VHS Holdco II will always maintain a Wholly-Owned Subsidiary that is a Restricted Subsidiary of VHS Holdco II organized as a corporation under the laws of the United States of America, any State thereof or the District of Columbia that will serve as a co-issuer of the Senior Subordinated Notes unless VHS Holdco II is itself a corporation under the laws of the United States of America, any State thereof or the District of Columbia.

                                   ARTICLE V

                                   SUCCESSORS

            Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets of the Issuers. Neither Issuer may, directly or indirectly: (a) consolidate or merge with or into or

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wind up into another Person (whether or not such Issuer is the surviving corporation); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

                  (1) either: (A) such Issuer is the surviving corporation; or

                        (B) the Person formed by or surviving any such
            consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the jurisdiction of organization of such Issuer or the United States, any state of the United States or the District of Columbia (such Issuer or such Person, as the case may be, hereinafter referred to as the "Successor Company");

                  (2) the Successor Company (if other than such Issuer) expressly assumes all the obligations of such Issuer under the Senior Subordinated Notes, this Senior Subordinated Indenture and the Senior Subordinated Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; provided that at all times, a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia must be a co-issuer or the issuer of the Senior Subordinated Notes;

                  (3) immediately after such transaction no Default or Event of Default exists;

                  (4) after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) (A) the Successor Company (if other than such Issuer), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or

                        (B) the Fixed Charge Coverage Ratio for the Successor
            Company and its Restricted Subsidiaries would be greater than such ratio for VHS Holdco II and its Restricted Subsidiaries immediately prior to such transaction;

                  (5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) of this Section
      5.01 shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person's obligations under the Senior Subordinated Notes, the Senior Subordinated Indenture and the Senior Subordinated Registration Rights Agreement; and

                  (6) such Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Senior Subordinated Indenture.

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            Section 5.02 Successor Corporation Substituted. The Successor
Company will succeed to, and be substituted for, such Issuer under the Senior Subordinated Indenture and the Senior Subordinated Notes. Notwithstanding the provisions of clauses (3) and (4) of Section 5.01 hereof, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to VHS Holdco II or to another Restricted Subsidiary and
(b) either Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating such Issuer in another state of the United States, so long as the amount of Indebtedness of VHS Holdco II and its Restricted Subsidiaries is not increased thereby.

            If a direct or indirect parent organized or existing under the laws of the United States, any state of the United States or the District of Columbia ("Parent") of VHS Holdco II assumes the obligations under the Senior Subordinated Indenture in a transaction which meets the requirements of Section
5.01 hereof, treating Parent as the Successor Company for purposes of such covenant, all obligations of VHS Holdco II under the Senior Subordinated Indenture shall be discharged except to the extent that VHS Holdco II is or becomes a Subsidiary, Restricted Subsidiary or Subsidiary Guarantor of the Senior Subordinated Notes. In such event, Parent will succeed to, and be substituted for, VHS Holdco II under the Senior Subordinated Indenture and the Senior Subordinated Notes.

            Section 5.03 Merger, Consolidation or Sale of All or Substantially All Assets by a Guarantor. Subject to the provisions described in Sections 12.02 and 12.03 hereof, no Guarantor (other than Vanguard) shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

                  (1) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor");

                  (2) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Senior Subordinated Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction no Default or Event of Default exists; and

                  (4) the Issuers shall have delivered to the Trustee a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Agreement.

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            Section 5.04 Successor Guarantor Substituted(a) . (a) The Successor
Guarantor will succeed to, and be substituted for, such Guarantor under the Senior Subordinated Indenture and this Senior Subordinated Registration Rights Agreement.

            (b) Notwithstanding the foregoing, (1) (1) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of the Guarantor is not increased thereby, and

                        (2) any Subsidiary Guarantor may merge into or transfer
            all or part of its properties and assets to either of the Issuers or another Subsidiary Guarantor.

            (c) Notwithstanding anything to the contrary herein, except as expressly permitted under the Senior Subordinated Indenture no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to VHS Holdco I or Vanguard.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

            Section 6.01 Events of Default. An "Event of Default" is defined as any of the following:

                  (1) the Issuers default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Subordinated Notes issued hereunder, whether or not prohibited by the subordination provisions of Article X;

                  (2) the Issuers default in the payment when due of interest or Additional Interest, if any, on or with respect to the Senior Subordinated Notes issued hereunder and such default continues for a period of 30 days, and, whether or not prohibited by the subordination provisions of Article X;

                  (3) either of the Issuers defaults in the performance of, or breaches any covenant, warranty or other agreement contained in this Senior Subordinated Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after written notice specifying the default (and demanding that such default be remedied) from the Trustee or the holders of 25% or more in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class;

                  (4) either of the Issuers or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by VHS Holdco II or any

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      Restricted Subsidiary or the payment of which is guaranteed by VHS Holdco
      II or any Restricted Subsidiary (other than Indebtedness owed to VHS Holdco II or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (i) results from the failure to pay any such Indebtedness at its Stated Maturity (after giving effect to any applicable grace periods) or (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its Stated Maturity and results in the Holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at Stated Maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $20.0 million or more at any one time outstanding;

                  (5) either of the Issuers or any Significant Subsidiary fails to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $20.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 consecutive days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

                  (6) Either of the Issuers or any Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                        (A) commences a voluntary case,

                        (B) consents to the entry of an order for relief against
            it in an involuntary case,

                        (C) consents too the appointment of a custodian of it or
            for all or substantially all of its property, or

                        (D) makes a general assignment for the benefit of its
            creditors.

                  (7) a court of competent jurisdiction interest an order or decree under Bankruptcy Law that:

                        (A) is for relief against either of the Issuers or any
            Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                        (B) appoints a custodian of either of the Issuers or any
            Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of either of the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

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                        (C) orders the liquidation of either the Issuers or any
            Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and the order of decree remains unstayed and in effect for 60 consecutive days and

                  (8) the Guarantee of VHS Holdco I or any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor (other than Vanguard) denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.

            Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) above with respect to either of the Issuers) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Senior Subordinated Notes under the Senior Subordinated Indenture may declare the principal of and accrued interest on such Senior Subordinated Notes to be due and payable by notice in writing to the Issuers, the Trustee and the Representative under the Credit Agreement specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable; provided that so long as any Indebtedness remains outstanding under the Credit Agreement, no such acceleration shall be effective until the earlier of (a) five business days after the giving of written notice of such acceleration to the Issuers and the Representative under the Credit Agreement (but only if such Event of Default is then continuing) and (b) the day on which any Indebtedness under the Credit Agreement is accelerated.

            Notwithstanding the foregoing, if an Event of Default specified in
Section 6.01(6) or (7) above with respect to either of the Issuers occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Senior Subordinated Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Senior Subordinated Notes.

            Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Senior Subordinated Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

            Section 6.04 Waiver of Past Defaults(a). (a) At any time after a declaration of acceleration with respect to the Senior Subordinated Notes issued under the Senior Subordinated Indenture as described in the preceding paragraph, the holders of a majority in principal amount

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of the outstanding Senior Subordinated Notes issued under the Senior
Subordinated Indenture may rescind and cancel such declaration and its consequences:

                  (1) if the rescission would not conflict with any judgment or decree;

                  (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (4) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                  (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(5), the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

            No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            The holders of a majority in principal amount of the Senior Subordinated Notes issued under the Senior Subordinated Indenture may waive any existing Default or Event of Default under the Senior Subordinated Indenture, and its consequences, except a default in the payment of the principal of or interest on such Senior Subordinated Notes.

            (b) In the event of any Event of Default specified in clause (4) of
Section 6.01 hereof, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Senior Subordinated Notes, if within 20 days after such Event of Default arose the Issuers deliver an Officers' Certificate to the Trustee stating that
(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Senior Subordinated Notes as described above be annulled, waived or rescinded upon the happening of any such events.

            Section 6.05 Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Senior Subordinated Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Senior Subordinated Notes or that may involve the Trustee in personal liability.

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            Section 6.06 Limitation on Suits. A Holder may pursue a remedy with respect to this Senior Subordinated Indenture or the Senior Subordinated Notes only if:

                  (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

                  (2) Holders of at least 25% in aggregate principal amount of the then outstanding Senior Subordinated Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes do not give the Trustee a direction inconsistent with such request.

            A Holder of a Senior Subordinated Note may not use this Senior Subordinated Indenture to prejudice the rights of another Holder of a Senior Subordinated Note or to obtain a preference or priority over another Holder of a Senior Subordinated Note.

            Section 6.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Senior Subordinated Indenture, the right of any Holder of a Senior Subordinated Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Senior Subordinated Note, on or after the respective due dates expressed in the Senior Subordinated Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Senior Subordinated Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Subordinated Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Senior Subordinated Notes), its creditors or its property and shall be

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entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Senior Subordinated Notes for amounts due and unpaid on the Senior Subordinated Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal, premium and Additional Interest, if any and interest, respectively; and

                  Third: to the Issuers or to such party as a court of competent jurisdiction shall direct in writing.

            The Trustee may fix a record date and payment date for any payment to holders of Senior Subordinated Notes pursuant to this Section 6.10.

            Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Senior Subordinated Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys' fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Senior Subordinated Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Senior Subordinated Notes.

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                                  ARTICLE VII

                                     TRUSTEE

            Section 7.01 Duties of Trustee(a) . (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Senior Subordinated Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Senior Subordinated Indenture and the Trustee need perform only those duties that are specifically set forth in this Senior Subordinated Indenture and no others, and no implied covenants or obligations shall be read into this Senior Subordinated Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Senior Subordinated Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Senior Subordinated Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Senior Subordinated Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

            (e) No provision of this Senior Subordinated Indenture will require the Trustee to expend or risk its own funds or incur any liability.

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            (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Senior Subordinated Indenture.

            (e) Unless otherwise specifically provided in this Senior Subordinated Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Issuers.

            (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Senior Subordinated Indenture at the request, order or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against any losses, liabilities or expenses.

            (g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

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            (j) The Trustee may request that the Issuers deliver an Officers'
Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Senior Subordinated Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            (k) Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

            Section 7.04 Trustee's Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Senior Subordinated Indenture or the Senior Subordinated Notes, it shall not be accountable for the Issuers' use of the proceeds from the Senior Subordinated Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Senior Subordinated Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Senior Subordinated Notes or any other document in connection with the sale of the Senior Subordinated Notes or pursuant to this Senior Subordinated Indenture other than its certificate of authentication.

            Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Senior Subordinated Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Senior Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Notes.

            Section 7.06 Reports by Trustee to Holders of the Notes(a) . (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Senior Subordinated Indenture, and for so long as Senior Subordinated Notes remain outstanding, the Trustee will mail to the Holders of the Senior Subordinated Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).

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The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

            (b) A copy of each report at the time of its mailing to the Holders of Senior Subordinated Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Senior Subordinated Notes are listed in accordance with TIA Section 313(d). The Issuers will promptly notify the Trustee when the Senior Subordinated Notes are listed on any stock exchange or delisted therefrom.

            Section 7.07 Compensation and Indemnity(a) . (a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Senior Subordinated Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee's agents and counsel.

            (b) The Issuers and each Guarantor, jointly and severally, will indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Senior Subordinated Indenture, including the reasonable and documented costs and expenses of enforcing this Senior Subordinated Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own negligence, bad faith or willful misconduct. The Trustee will notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel provided, however, that the Issuers and any Guarantor shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuers and the Guarantors, as applicable, and such parties in connection with such defense. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

            (c) The obligations of the Issuers and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Senior Subordinated Indenture.

            (d) To secure the Issuers' and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Senior Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Senior Subordinated Indenture.

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            (e) When the Trustee incurs expenses or renders services after an
Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

            Section 7.08 Replacement of Trustee(a) . (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

            (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

            (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Senior Subordinated Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition, at the expense of the Issuers, any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Senior Subordinated Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property

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held by it as Trustee to the successor Trustee; provided all sums owing to the
Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

            Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

            Section 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

            This Senior Subordinated Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

            Section 7.11 Preferential Collection of Claims Against the Issuers. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Subordinated Notes and Senior Subordinated Note Guarantees upon compliance with the conditions set forth below in this Article 8.

            Section 8.02 Legal Defeasance and Discharge. Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Senior Subordinated Notes (including the Senior Subordinated Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Notes (including the Senior Subordinated Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Senior Subordinated Indenture referred to in clauses (1) and
(2) below, and to have satisfied all their

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other obligations under such Senior Subordinated Notes, the Senior Subordinated
Note Guarantees and this Senior Subordinated Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Senior Subordinated Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such Senior Subordinated Notes when such payments are due from the trust referred to in Section
      8.04 hereof;

                  (2) the Issuers' obligations with respect to such Senior Subordinated Notes under Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Guarantors' obligations in connection therewith; and

                  (4) this Article 8.

            Subject to compliance with this Article 8, the Issuers may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

            Section 8.03 Covenant Defeasance. Upon the Issuers' exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.18 and clauses (3) and (4) of Section 5.01 hereof with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Subordinated Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Subordinated Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes and Senior Subordinated Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Senior Subordinated Indenture and such Senior Subordinated Notes and Senior Subordinated Note Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

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            Section 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section
8.02 or 8.03 hereof:

                  (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding Senior Subordinated Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Senior Subordinated Notes are being defeased to such stated maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

                        (A) the Issuers have received from, or there has been
            published by, the Internal Revenue Service a ruling; or

                        (B) since the Issue Date, there has been a change in the
            applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel reasonably acceptable to the Trustee shall confirm that, the Holders of the respective outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the respective outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of Liens in connection therewith) or insofar as Events of Default (other than Events of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or instrument (other than this Senior Subordinated Indenture) to

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      which VHS Holdco II or any of its Restricted Subsidiaries is a party or by which VHS Holdco II or any of its Restricted Subsidiaries is bound;

                  (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of Senior Subordinated Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

                  (7) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

            Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Subordinated Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Senior Subordinated Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the holders of such Senior Subordinated Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Notes.

            Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            Section 8.06 Repayment to Issuers. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Senior Subordinated Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Senior Subordinated Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all

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liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers causes to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

            Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this Senior Subordinated Indenture and the Senior Subordinated Notes and the Senior Subordinated Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Additional Interest, if any, or interest on, any Senior Subordinated Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

            Section 9.01 Without Consent of Holders of Notes. Notwithstanding
Section 9.02 of this Senior Subordinated Indenture, the Issuers and the Trustee may amend or supplement this Senior Subordinated Indenture or the Senior Subordinated Notes or the Senior Subordinated Note Guarantees without the consent of any Holder of Senior Subordinated Notes:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes;

                  (3) to provide for the assumption of either Issuer's obligations to the Holders of the Senior Subordinated Notes by a successor to the Issuers pursuant to Article 5;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights hereunder of any Holder;

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Senior Subordinated Indenture under the TIA; or

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

                  (6) to add a Guarantee with respect to the Senior Subordinated Notes or to release the Guarantee of Vanguard.

            Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Senior Subordinated Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Senior Subordinated Indenture or otherwise.

            Section 9.02 With Consent of Holders of Notes. (a) Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Senior Subordinated Indenture (including, without limitation, Sections 4.10 and 4.14 hereof) and the Senior Subordinated Notes or the Senior Subordinated Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Subordinated Notes), and, subject to Sections 6.04 and
6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Senior Subordinated Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Senior Subordinated Indenture or the Senior Subordinated Notes or the Senior Subordinated Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes (including, without limitation, Additional Senior Subordinated Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Subordinated Notes). Section 2.08 hereof shall determine which Senior Subordinated Notes are considered to be "outstanding" for purposes of this Section 9.02.

            (b) Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Subordinated Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Senior Subordinated Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

            (c) It is not be necessary for the consent of the Holders of Senior Subordinated Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

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

            (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Senior Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Senior Subordinated Indenture or the Senior Subordinated Notes or the Senior Subordinated Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Senior Subordinated Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Senior Subordinated Notes whose holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter the provisions with respect to the redemption of the Senior Subordinated Notes (other than provisions relating to Sections 4.10 and 4.14 hereof);

                  (3) reduce the rate of or extend the time for payment of interest on any Senior Subordinated Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, or interest on, the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

                  (6) make any change in the provisions of this Senior Subordinated Indenture relating to waivers of past Defaults or impair the rights of Holders of Senior Subordinated Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Senior Subordinated Notes;

                  (7) waive a redemption payment with respect to any Senior Subordinated Note (other than a payment required by Section 4.10 or 4.14 hereof);

                  (8) modify the Guarantees in any manner adverse to the holders of the Senior Subordinated Notes; or

                  (9) make any change in the preceding amendment and waiver provisions.

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            Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Senior Subordinated Indenture or the Senior Subordinated
Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

            Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Subordinated Note is a continuing consent by the Holder of a Senior Subordinated Note and every subsequent Holder of a Senior Subordinated Note or portion of a Senior Subordinated Note that evidences the same debt as the consenting Holder's Senior Subordinated Note, even if notation of the consent is not made on any Senior Subordinated Note. However, any such Holder of a Senior Subordinated Note or subsequent Holder of a Senior Subordinated Note may revoke the consent as to its Senior Subordinated Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

            Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Subordinated Note thereafter authenticated. The Issuers in exchange for all Senior Subordinated Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Subordinated Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Senior Subordinated Note will not affect the validity and effect of such amendment, supplement or waiver.

            Section 9.06 Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Boards of Directors of the Issuers approve it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 14.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Senior Subordinated Indenture.

                                   ARTICLE X

                                  SUBORDINATION

            Section 10.01 Agreement to Subordinate. The Issuers agree, and each Holder by accepting a Senior Subordinated Note agrees, that the payment of principal, interest and premium, Additional Interest, if any, and any other monetary Obligations on, or relating to, the Senior Subordinated Notes and the payment of any Guarantee will be subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Issuers or the relevant Guarantor (including Vanguard and VHS Holdco I), as the case may be, including all obligations of the Issuers and the Guarantors under the Credit Agreement and any and all Senior Debt incurred after the Issue Date. Payments (and distributions of any kind or character) by the Issuers of, on or with respect to principal, interest, premium, Additional Interest, if any, and other monetary Obligations on, or

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relating to, the Senior Subordinated Notes are referred to herein as
"Subordinated Note Payments." All provisions of this Article 10 shall be subject to Section 10.12.

            Section 10.02 Liquidation, Dissolution, Bankruptcy. (a) The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed or allowable claim under applicable law) before the holders of Senior Subordinated Notes will be entitled to receive any Subordinated Note Payments (other than Permitted Junior Securities) on or with respect to the Senior Subordinated Notes, in the event of any distribution to creditors of the
Issuers:

                  (1) in a total or partial liquidation, dissolution or winding up of the Issuers;

                  (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their property;

                  (3) in an assignment for the benefit of creditors; or

                  (4) in any marshalling of the Issuers' assets and liabilities.

            (b) To the extent any payment of Senior Debt (whether by or on behalf of the Issuers, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that the obligation to repay any Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

            (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property, securities or otherwise, to which the Holders or the Trustee on behalf of the Holders would be entitled, but for this Section 10.02, shall be made by the Issuers or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution for the Holders or the Trustee prior to payment in full in cash or cash equivalents of all Senior Debt, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (proportionately to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may

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have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefore to or for the holders of such Senior Debt.

            Section 10.03 Default on Designated Senior Debt. (a) The Issuers may not make any Subordinated Note Payments (other than Permitted Junior Securities) in respect of the Senior Subordinated Notes if:

                  (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

                  (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative with respect to such Designated Senior Debt. No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Senior Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

            (b) Subordinated Note Payments may and will be resumed by the
Issuers:

                  (1) in the case of a payment default, upon the date on which such default is cured or waived; and

                  (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived (so long as no other event of default exists) or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

            (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.03(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (proportionately to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their representatives) or, if such information is not received from such holders or their representatives, from the Issuers and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

            Section 10.04 Acceleration of Payment of Senior Subordinated Notes. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Issuers or the Trustee (provided, that the Trustee shall have received written notice from the

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Issuers, on which notice the Trustee shall be entitled to conclusively rely)
shall promptly notify holders of Senior Debt (or their Representative) of the acceleration; provided that any delay or failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

            Section 10.05 When Distribution Must Be Paid Over. If the Trustee or any Holder of the Senior Subordinated Notes receives a Subordinated Note Payment when the payment is prohibited by this Article 10, the Trustee or the Holder, as the case may be, will hold such Subordinated Note Payment in trust for the benefit of the holders of Senior Debt and deliver the Subordinated Note Payment to the holders of Senior Debt or their proper Representative.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Senior Subordinated Indenture against the Trustee.

            Section 10.06 Notice by Issuers. (a) The Issuers shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment in respect of the Senior Subordinated Notes to violate this Article 10, but failure to give such notice shall not effect the subordination of the Senior Subordinated Notes to the Senior Debt as provided in this Article 10.

            (b) The Issuers must promptly notify holders of Senior Debt or the Representative of such holders if payment of the Senior Subordinated Notes is accelerated because of an Event of Default; provided that any delay or failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

            Section 10.07 Subrogation. After all Senior Debt of the Issuers is paid in full in cash and until the Senior Subordinated Notes are paid in full, the holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders have been applied to the payment of such Senior Debt. A distribution made under this Article 10 to holders of such Senior Debt which otherwise would have been made to the holders is not, as between the Issuers and the holders, a payment by the Issuers on the Senior Subordinated Notes.

            Section 10.08 Relative Rights(a) . (a) This Article 10 defines the relative rights of the Holders and holders of Senior Debt of the Issuers. Nothing in this Senior Subordinated Indenture shall:

                        (1) impair, as between the Issuers and the Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of, premium and interest and Additional Interest, if any, on the Senior Subordinated Notes in accordance with their terms; or

                        (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt of the Issuers to receive distributions and payments otherwise payable to Holders.

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            (b) If the Issuers fail because of this Article 10 to pay principal of, premium or interest or Additional Interest, if any, on a Senior Subordinated Note on the due date, the failure is still a Default or Event of Default.

            Section 10.09 Subordination May Not Be Impaired by Issuers. No right of any holder of Senior Debt of the Issuers to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Senior Subordinated Indenture, regardless of any knowledge thereof any such Holder may have or be charged with.

            Section 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Issuers, the distribution may be made and the notice given to their Representative (if any).

            Section 10.11 Rights of Trustee and Paying Agent . (a) Notwithstanding the provisions of this Article 10 or any other provision of this Senior Subordinated Indenture, the Trustee or any Paying Agent may continue to make payments on the Senior Subordinated Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives written notice that payments may not be made under this Article 10. The Issuers, the Registrar, any Paying Agent, a Representative or a holder of Senior Debt of the Issuers may give the notice; provided, however, that, if an issue of Senior Debt of the Issuers a Representative, only the Representative may give the notice. Nothing in this
Section 10.11 is intended to or shall relieve any Holder from the obligations imposed under Sections 10.02 or 10.03 with respect to distributions received (whether from the Trustee or otherwise) in violation of the provisions hereof.

            (b) The Trustee in its individual or any other capacity may hold Senior Debt of the Issuers with the same rights it would have if it were not Trustee. The Registrar and any Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt of the Issuers which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in
Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Senior Subordinated Indenture.

            Section 10.12 Trustee to Effectuate Subordination. Each Holder by accepting a Senior Subordinated Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Debt of the Issuers as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            Section 10.13 Article 10 Not to Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Senior Subordinated Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the holders or the Trustee to accelerate the maturity of the Senior Subordinated Notes; provided that all Senior Debt

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thereafter due or declared to be due shall first be paid in full in cash or Cash
Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to any Senior Subordinated Notes.

            Section 10.14 Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust under Article 8 by the Trustee and deposited at a time when permitted by the subordination provisions of this
Article 10 for the payment of principal of and interest on the Senior Subordinated Notes shall not be subordinated to the prior payment of any Senior Debt of the Issuers or subject to the restrictions set forth in this Article 10, and none of the holders shall be obligated to pay over any such amount to the Issuers or any holder of Senior Debt of the Issuers or any other creditor of the Issuers.

            Section 10.15 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the holders or
(c) upon the Representatives for the holders of Senior Debt of the Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Issuers to participate in any payment or distribution pursuant to this
Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

            Section 10.16 Intentionally Omitted.

            Section 10.17 Reliance by Holders of Senior Debt on Subordination Provisions. (a) Each holder by accepting a Senior Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Issuers, whether such Senior Debt was created or acquired before or after the issuance of the Senior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

            (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Issuers may, at any time and from time to time, without the consent of or notice to the Trustee or the

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holders, without incurring responsibility to the Trustee or the holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the holders to the holders of the Senior Debt of the Issuers, do any one or more of the following:

                  (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of the Issuers, or otherwise amend or supplement in any manner Senior Debt of the Issuers, or any instrument evidencing the same or any agreement under which Senior Debt of the Issuers is outstanding;

                  (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of the Issuers;

                  (3) release any Person liable in any manner for the payment or collection of Senior Debt of the Issuers; and

                  (4) exercise or refrain from exercising any rights against the Issuers and any other Person.

            Section 10.18 Authorization to Effect Subordination . (a) Each Holder of the Senior Subordinated Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article 10, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Issuers tending towards liquidation or reorganization of the business and assets of the Issuers, the immediate filing of a claim for the unpaid balance of such Holder's Senior Subordinated Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Debt or their representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Senior Subordinated Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder in any such proceeding.

                                   ARTICLE XI

                           SUBORDINATION OF GUARANTEES

            Section 11.01 Agreement to Subordinate. Each of the Guarantors agree, and each Holder by accepting a Senior Subordinated Note agrees, that the obligations of a Guarantor hereunder will be subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Guarantor, including all obligations of the Guarantors under the Credit Agreement and any and

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all Senior Debt incurred after the Issue Date. All provisions of this Article 11 shall be subject to Section 11.12.

            Section 11.02 Liquidation, Dissolution, Bankruptcy. (a) The holders of Senior Debt of a Guarantor will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed or allowable claim under applicable law) before the Holders of Senior Subordinated Notes will be entitled to receive any payments with respect to the obligations of a Guarantor hereunder, in the event of any distribution to creditors of the Guarantors:

                  (1) in a total or partial liquidation, dissolution or winding up of the Guarantors;

                  (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantors or their property;

                  (3) in an assignment for the benefit of creditors; or

                  (4) in any marshalling of the Guarantors' assets and liabilities.

            (b) To the extent any payment of Senior Debt (whether by or on behalf of the Guarantors, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that the obligation to repay any Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

            (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Guarantors of any kind or character, whether in cash, property, securities or otherwise, to which the Holders or the Trustee on behalf of the Holders would be entitled, but for this Section 11.02, shall be made by the Guarantors or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution for the Holders or the Trustee prior to payment in full in cash or cash equivalents of all Senior Debt, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (proportionately to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such

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Senior Debt in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefore to or for the holders of such Senior Debt.

            Section 11.03 Default on Designated Senior Debt. (a) The Guarantors may not make any Subordinated Note Payments (other than Permitted Junior Securities) in respect of the Senior Subordinated Notes if:

                  (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

                  (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a Payment Blockage Notice from the Representative with respect to such Designated Senior Debt. No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and all scheduled payments of principal, interest and premium and Additional Interest, if any, on the Senior Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

            (b) Subordinated Note Payments may and will be resumed by the
Guarantors:

                  (1) in the case of a payment default, upon the date on which such default is cured or waived; and

                  (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived (so long as no other event of default exists) or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

            (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.03(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (proportionately to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their representatives) or, if such information is not received from such holders or their representatives, from the Guarantors and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

            Section 11.04 Acceleration of Payment of Senior Subordinated Notes. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Issuers or the Trustee (provided, that the Trustee shall have received written notice from the Issuers, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify holders of Senior Debt (or their Representative) of the acceleration; provided that any delay or

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failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

            Section 11.05 When Distribution Must Be Paid Over. If the Trustee or any Holder of the Senior Subordinated Notes receives a Subordinated Note Payment when the payment is prohibited by this Article 10, the Trustee or the Holder, as the case may be, will hold such Subordinated Note Payment in trust for the benefit of the holders of Senior Debt and deliver the Subordinated Note Payment to the holders of Senior Debt or their proper Representative.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Senior Subordinated Indenture against the Trustee.

            Section 11.06 Notice by Issuers or Guarantors. (a) The Issuers or the respective Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers or any Guarantor that would cause a payment in respect of the Senior Subordinated Notes to violate this Article 11, but failure to give such notice shall not effect the subordination of the Senior Subordinated Notes to the Senior Debt as provided in this Article 11.

            (b) The Issuers or any Guarantor must promptly notify holders of Senior Debt or the Representative of such holders if payment of the Senior Subordinated Notes is accelerated because of an Event of Default; provided that any delay or failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

            Section 11.07 Subrogation. After all Senior Debt of a Guarantor is paid in full in cash and until the Senior Subordinated Notes are paid in full, the Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders have been applied to the payment of such Senior Debt. A distribution made under this Article 11 to holders of such Senior Debt which otherwise would have been made to the Holders is not, as between the Guarantors and the Holders, a payment by the Guarantors on the Senior Subordinated Notes.

            Section 11.08 Relative Rights. (a) This Article 11 defines the relative rights of the Holders and holders of Senior Debt of a Guarantor. Nothing in this Senior Subordinated Indenture shall:


                  (1) impair, as between the Guarantors and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay all obligations pursuant to its Guarantees in accordance with their terms; or

                  (2) prevent the Trustee or any Holder from exercising its available remedies upon a default by a Guarantor under its Obligations, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions and payments otherwise payable to Holders.

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            Section 11.09 Subordination May Not Be Impaired by a Guarantor. No
right of any holder of Senior Debt of a Guarantor to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be impaired by any act or failure to act by such Guarantor or any Holder or by the failure of such Guarantor or any holder to comply with this Senior Subordinated Indenture regardless of any knowledge thereof any such Holder may have or be charged with.

            Section 11.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

            Section 11.11 Rights of Trustee and Paying Agent. (a) Notwithstanding the provisions of this Article 11 or any other provision of this Senior Subordinated Indenture, the Trustee or any Paying Agent may continue to make payments on the Senior Subordinated Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives written notice that payments may not be made under this Article 11. A Guarantor, the Registrar, any Paying Agent, a Representative or a holder of Senior Debt of a Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of a Guarantor has a Representative, only the Representative may give the notice. Nothing in this
Section 11.11 is intended to or shall relieve any Holder from the obligations imposed under Sections 11.02 or 11.03 with respect to distributions received (whether from the Trustee or otherwise) in violation of the provisions hereof.

            (b) The Trustee in its individual or any other capacity may hold Senior Debt of a Guarantor with the same rights it would have if it were not Trustee. The Registrar and any Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Debt of a Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in
Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Senior Subordinated Indenture.

            Section 11.12 Trustee to Effectuate Subordination. Each Holder by accepting a Senior Subordinated Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Debt of a Guarantor as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            Section 11.13 Article 10 Not to Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the obligations of a Guarantor hereunder by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Senior Subordinated Notes; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to any Senior Subordinated Notes.

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            Section 11.14 Trust Monies Not Subordinated. Notwithstanding
anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust under Article 8 by the Trustee and deposited at a time when permitted by the subordination provisions of this
Article 11 for the payment of obligations of a Guarantor hereunder shall not be subordinated to the prior payment of any Senior Debt of a Guarantor or subject to the restrictions set forth in this Article 11, and none of the holders shall be obligated to pay over any such amount to a Guarantor or any holder of Senior Debt of a Guarantor or any other creditor of a Guarantor.

            Section 11.15 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(c) upon the Representatives for the holders of Senior Debt of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Indebtedness of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Issuers to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

            Section 11.16 Intentionally Omitted.

            Section 11.17 Reliance by Holders of Senior Debt on Subordination Provisions. (a) Each holder by accepting a Senior Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of a Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Senior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

            (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of a Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of the Senior Debt of a Guarantor, do any one or more of the following:

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                  (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of a Guarantor, or otherwise amend or supplement in any manner Senior Debt of a Guarantor, or any instrument evidencing the same or any agreement under which Senior
      Debt of a Guarantor is outstanding;

                  (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of a Guarantor;

                  (3) release any Person liable in any manner for the payment or collection of Senior Debt of a Guarantor; and

                  (4) exercise or refrain from exercising any rights against the Guarantors and any other Person.

            Section 11.18 Authorization to Effect Subordination.(a) Each
Holder of the Senior Subordinated Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article 11, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor tending towards liquidation or reorganization of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance of such Holder's Senior Subordinated Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Debt or their representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Senior Subordinated Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder in any such proceeding.

                                  ARTICLE XII

                       SENIOR SUBORDINATED NOTE GUARANTEES

            Section 12.01 Senior Subordinated Note Guarantees. (a) Subject to this Article 11, each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on an unsecured senior subordinated basis as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns:

                  (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Senior Subordinated Indenture (including obligations to the Trustee) and the Senior Subordinated Notes, whether for payment of principal of, premium, if any, or

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      interest on in respect of the Senior Subordinated Notes and all other monetary obligations of the Issuers under this Senior Subordinated Indenture and the Senior Subordinated Notes; and

                  (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Senior Subordinated Indenture and the Senior Subordinated Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations").

            Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this
Article 11 notwithstanding any extension or renewal of any Guaranteed
Obligation.

            (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or this Senior Subordinated Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Senior Subordinated Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Senior Subordinated Indenture, the Senior Subordinated Notes or any other agreement or otherwise; (ii) any extension or renewal of this Senior Subordinated Indenture, the Senior Subordinated Notes or any other agreement;
(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Senior Subordinated Indenture, the Senior Subordinated Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 12.03.

            (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Senior Subordinated Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers' or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.

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            (d) Each Guarantor further agrees that its Senior Subordinated Note
Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

            (e) The Senior Subordinated Note Guarantee of each Guarantor is, to the extent and in the manner set forth in Article 11, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of the relevant Guarantor and is made subject to such provisions of this Senior Subordinated Indenture.

            (f) Except as expressly set forth in Sections 8.01, 12.02, 12.03 and 12.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Senior Subordinated Indenture, the Senior Subordinated Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

            (g) Each Guarantor agrees that its Senior Subordinated Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Senior Subordinated Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

            (h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
(ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the holders and the Trustee.

            (i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the

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Guaranteed Obligations are subordinated as provided in Article 11. Each
Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Senior Subordinated Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 12.01.

            (j) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

            (k) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Senior Subordinated Indenture.

            (l) Notwithstanding the foregoing, the guarantee by Vanguard Health Financial Company, Inc., and any claims thereunder, will be pari passu with any claim, right or entitlement that the United States Government or Internal Revenue Service may have with respect to the assets of Vanguard Health Financial Company, Inc. in connection with the closing agreement to be entered into under
Section 7121 of the Code between Vanguard Health Financial Company, Inc. and the Commissioner of Internal Revenue with respect to the election under Section 953(d) of the Code made (or to be made) by Volunteer Insurance, Ltd.; provided, however, that such pari passu treatment shall apply to no more than an amount of assets of Vanguard Health Financial Company, Inc. with an adjusted basis equal to 10% of the gross income (as defined in such closing agreement) of Volunteer Insurance, Ltd.

            Section 12.02 Limitation on Liability. Any term or provision of this Senior Subordinated Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that, after giving effect to all Senior Debt of such Guarantor, can be hereby guaranteed without rendering this Senior Subordinated Indenture, as it relates to such Guarantor, voidable under applicable fraudulent conveyance or fraudulent transfer provisions of the United States Bankruptcy Code or any comparable provisions of State law or similar laws affecting the rights of creditors generally.

            Section 12.03 Release. A Senior Subordinated Note Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall automatically and unconditionally be released and discharged from all of its obligations under this Article 11 if:

            (a) (1) all of its assets or Capital Stock is sold or transferred, in each case in a transaction in compliance with Section 4.10 hereof;

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                  (2) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with Article 5 hereof;

                  (3) (A) the Subsidiary Guarantor's guarantee of the Credit Agreement is released or such release is authorized under the Credit Agreement and the administrative agent under the Credit Agreement has agreed to release such guarantee subject only to, and promptly following, the release of such Subsidiary Guarantor's Guarantee or (B) the Indebtedness that resulted in the creation of such Guarantee is released or discharged; or

                  (4) such Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this Senior Subordinated Indenture; and

            (b) in the case of (a)(1), (2), or (3) above, such Subsidiary Guarantor is released from its guarantee of the Credit Agreement or such release is authorized under the Credit Agreement and the administrative agent under the Credit Agreement has agreed to release such guarantee subject only to, and promptly following, the release of such Subsidiary Guarantor's Guarantee.

            (c) VHS Holdco I shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Senior Subordinated Notes only if the conditions described in paragraphs (a)(1) or
(3)(A) are satisfied with respect to VHS Holdco I.

            (d) Notwithstanding the foregoing, if any Guarantor is released from its Guarantee pursuant to paragraph (a)(1), (2) or (3) above, and such Guarantor is not released from its guarantee of the Credit Agreement within 30 days after the release of its Guarantee, then such Guarantor shall immediately provide a Guarantee under this Senior Subordinated Indenture until such Guarantor's guarantee under the Credit Agreement is released.

            Notwithstanding any other provisions of this Senior Subordinated Indenture, Vanguard may be released from all of its obligations under its Guarantee and shall cease to be a Guarantor for all purposes under this Senior Subordinated Indenture, at the option of the Issuers and Vanguard at any time following the Issue Date.

            Section 12.04 Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Senior Subordinated Indenture and in the Senior Subordinated Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Senior Subordinated Indenture.

            Section 12.05 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee

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and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

            Section 12.06 Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            Section 12.07 Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.16 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this
Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Senior Subordinated Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

                                  ARTICLE XIII

                           SATISFACTION AND DISCHARGE

            Section 13.01 Satisfaction and Discharge. This Senior Subordinated Indenture will be discharged and will cease to be of further effect as to all Senior Subordinated Notes issued hereunder, when:

                  (1) either:

                        (A) all Senior Subordinated Notes that have been
            authenticated, except lost, stolen or destroyed Senior Subordinated Notes that have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

                        (B) all Senior Subordinated Notes that have not been
            delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or

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

            caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Senior Subordinated Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

                  (2) the Issuers have paid or caused to be paid all sums payable by them under this Senior Subordinated Indenture; and

                  (3) in the event of a deposit as provided in clause (1)(B) above, the Issuers have delivered irrevocable instructions to the Trustee under this Senior Subordinated Indenture to apply the deposited money toward the payment of the Senior Subordinated Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

            Notwithstanding the satisfaction and discharge of this Senior Subordinated Indenture, if money has been deposited with the Trustee pursuant to this Section 13.01(1)(B), the provisions of Sections 13.02 and 8.06 hereof will survive such satisfaction and discharge. In addition, nothing in this Section
13.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Senior Subordinated Indenture.

            Section 13.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section
14.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Senior Subordinated Notes and this Senior Subordinated Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

            If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Guarantor's obligations under this Senior Subordinated Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided that if the Issuers have made any payment of principal of, premium or Additional Interest, if any, or interest on, any Senior Subordinated Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the holders of such Senior Subordinated Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

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                                  ARTICLE XIV

                                  MISCELLANEOUS

            Section 14.01 Trust Indenture Act Controls. If any provision of this Senior Subordinated Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

            Section 14.02 Notices. Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Issuers and/or any Guarantor:

                           Vanguard Health Systems, Inc.
                           20 Burton Hills Boulevard
                           Suite 100
                           Nashville, Tennessee  37215
                           Facsimile No.:  615-665-6197
                           Attention:  General Counsel

                  With a copy to:

                           Simpson Thacher & Bartlett LLP
                           425 Lexington Avenue
                           New York, New York  10017
                           Facsimile No.:  (212) 455-2502
                           Attention:  Rise Norman, Esq.

                  If to the Trustee:

                           U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107 Facsimile No.: (651) 495-3918 Attention:
                           Richard Prokosch

            The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

            Section 14.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Senior Subordinated Indenture or the Senior Subordinated Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            Section 14.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Senior Subordinated Indenture (other than in connection with the Authentication Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Initial Senior Subordinated Notes), the Issuers shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Senior Subordinated Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

            Section 14.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Senior Subordinated Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

            Section 14.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

            Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Issuers or any direct or indirect parent entity (other than VHS Holdco I or Vanguard), as such, will have any liability for any obligations of the Issuers under the Senior Subordinated Notes, this Senior Subordinated Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

            Section 14.08 Governing Law. THIS SENIOR SUBORDINATED INDENTURE, THE SENIOR SUBORDINATED NOTES AND THE SENIOR SUBORDINATED NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 14.09 Successors. All agreements of the Issuers in this Senior Subordinated Indenture and the Senior Subordinated Notes will bind their respective successors. All agreements of the Trustee in this Senior Subordinated Indenture will bind its successors. All agreements of each Guarantor in this Senior Subordinated Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.

            Section 14.10 Severability. In case any provision in this Senior Subordinated Indenture or in the Senior Subordinated Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

            Section 14.11 Counterpart Originals. The parties may sign any number of copies of this Senior Subordinated Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

            Section 14.12 Table of Contents, Headings, etc.

 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Senior Subordinated Indenture have been inserted for convenience of reference only, are not to be considered a part of this Senior Subordinated Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

Dated as of September 23, 2004

                                     SIGNATURES

                                     VANGUARD HEALTH HOLDING COMPANY
                                     II, LLC

                                     By:  /s/  Joseph D. Moore
                                          --------------------------------------
                                          Name:  Joseph D. Moore
                                          Title: Executive Vice President, Chief
                                                 Financial Officer & Treasurer

                                     VANGUARD HOLDING COMPANY II, INC.

                                     By:  /s/  Joseph D. Moore
                                          --------------------------------------
                                          Name:  Joseph D. Moore
                                          Title: Executive Vice President, Chief
                                                 Financial Officer & Treasurer

                                     VANGUARD HEALTH HOLDING COMPANY I, LLC

                                     By:  /s/  Joseph D. Moore
                                          --------------------------------------
                                          Name:  Joseph D. Moore
                                          Title: Executive Vice President, Chief
                                                 Financial Officer & Treasurer

                                     VANGUARD HEALTH SYSTEMS, INC.

                                     By:  /s/  Joseph D. Moore
                                          --------------------------------------
                                          Name:  Joseph D. Moore
                                          Title: Executive Vice President, Chief
                                                 Financial Officer & Treasurer

                           Counterpart Signature Page
                       Senior Subordinated Notes Indenture

                           SUBSIDIARY GUARANTORS:

                           HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC.
                           MACNEAL HEALTH PROVIDERS, INC.
                           MACNEAL MANAGEMENT SERVICES, INC.
                           MACNEAL MEDICAL RECORDS, INC.
                           MIDWEST CLAIMS PROCESSING, INC.
                           PROS TEMPORARY STAFFING, INC.
                           VANGUARD HEALTH FINANCIAL COMPANY, INC.
                           VANGUARD HEALTH MANAGEMENT, INC.
                           VHS ACQUISITION CORPORATION
                           VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
                           VHS ACQUISITION SUBSIDIARY NUMBER 2, INC.
                           VHS ACQUISITION SUBSIDIARY NUMBER 4, INC.
                           VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.
                           VHS ACQUISITION SUBSIDIARY NUMBER 8, INC.
                           VHS GENESIS LABS, INC.
                           VHS HOLDING COMPANY, INC.
                           VHS IMAGING CENTERS, INC.
                           VHS OF ANAHEIM, INC.
                           VHS OF ARROWHEAD, INC.
                           VHS OF HUNTINGTON BEACH, INC.
                           VHS OF ILLINOIS, INC.
                           VHS OF ORANGE COUNTY, INC.
                           VHS OF PHOENIX, INC.
                           VHS OF SOUTH PHOENIX, INC.
                           VHS OUTPATIENT CLINICS, INC.
                           WATERMARK PHYSICIAN SERVICES, INC.

                           By:  /s/  Joseph D. Moore
                               ---------------------------------------
                                Name:  Joseph D. Moore
                                Title: Executive Vice President, Chief
                                       Financial Officer & Treasurer

                           Duly authorized to sign on behalf of each of the
                             foregoing entities

                           THE ANAHEIM VHS LIMITED PARTNERSHIP
                                By: VHS of Anaheim, Inc., its General Partner

                           By:  /s/  Joseph D. Moore
                               ---------------------------------------
                                Name:  Joseph D. Moore
                                Title: Executive Vice President, Chief
                                       Financial Officer & Treasurer

                           Counterpart Signature Page
                       Senior Subordinated Notes Indenture

                           THE HUNTINGTON BEACH VHS LIMITED
                             PARTNERSHIP
                             By: VHS of Huntington Beach, Inc., its
                                 General Partner

                           By:  /s/  Joseph D. Moore
                               ---------------------------------------
                                Name:  Joseph D. Moore
                                Title: Executive Vice President, Chief
                                       Financial Officer & Treasurer

                           HEALTHCARE COMPLIANCE, L.L.C.
                                By: Vanguard Health Management, Inc., its
                                    Member

                           By:  /s/  Joseph D. Moore
                               ---------------------------------------
                                Name:  Joseph D. Moore
                                Title: Executive Vice President, Chief
                                       Financial Officer & Treasurer

                           THE VHS ARIZONA IMAGING CENTERS LIMITED
                             PARTNERSHIP
                             By: VHS Imaging Centers, Inc., its General Partner

                           By:  /s/  Joseph D. Moore
                               ---------------------------------------
                                Name:  Joseph D. Moore
                                Title: Executive Vice President, Chief
                                       Financial Officer & Treasurer

                           VHS SAN ANTONIO PARTNERS, L.P.
                             By: VHS Acquisition Subsidiary Number 5, Inc., its General Partner

                           By:  /s/  Joseph D. Moore
                               ---------------------------------------
                                Name:  Joseph D. Moore
                                Title: Executive Vice President, Chief
                                       Financial Officer & Treasurer

                           Counterpart Signature Page
                       Senior Subordinated Notes Indenture

Dated as of September 23, 2004

                                       SIGNATURES

                                       U.S. Bank National Association

                                       By:  /s/  Richard Prokosch
                                           --------------------------------
                                            Authorized Signatory

                           Counterpart Signature Page
                       Senior Subordinated Notes Indenture

                                                                      EXHIBIT A1

                       [Face of Senior Subordinated Note]
________________________________________________________________________________

                                           CUSIP/ISIN

                      9% Senior Subordinated Notes due 2014

No. ____                                                          $_____________

                     VANGUARD HEALTH HOLDING COMPANY II, LLC
                                       and
                        VANGUARD HOLDING COMPANY II, INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum of $__________ DOLLARS on October 1, 2014.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated: September 23, 2004

                                        VANGUARD HEALTH HOLDING COMPANY
                                          II, LLC

                                        By: __________________________________
                                            Name:
                                            Title:

                                        VANGUARD HOLDING COMPANY II, INC.

                                        By: __________________________________
                                            Name:
                                            Title:

This is one of the Senior Subordinated Notes referred to in the within-mentioned Senior Subordinated Indenture:

U.S. Bank National Association, as Trustee

By: _____________________________________
     Authorized Signatory

                                      A1-1

                       [Back of Senior Subordinated Note]
                      9% Senior Subordinated Notes due 2014

[Insert the Senior Subordinated Global Note Legend, if applicable pursuant to the provisions of the Senior Subordinated Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Senior Subordinated Indenture]

            Capitalized terms used herein have the meanings assigned to them in the Senior Subordinated Indenture referred to below unless otherwise indicated.

            (1) INTEREST. Vanguard Health Holding Company II, LLC, a Delaware limited liability company, ("VHS Holdco II"), Vanguard Holding Company II, Inc., a Delaware corporation and a wholly owned subsidiary of VHS Holdco II (together with VHS Holdco II, the "Issuers"), promise to pay interest on the principal amount of this Senior Subordinated Note at 9% per annum from September 23, 2004 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 8 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 23, 2004 until the principal hereof is due. The first Interest Payment Date shall be April 1, 2005. The Issuers will pay interest on overdue principal at the rate borne by the Senior Subordinated Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (2) METHOD OF PAYMENT. The Issuers will pay interest on the Senior Subordinated Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Senior Subordinated Indenture with respect to defaulted interest. Payments in respect of Senior Subordinated Notes represented by Senior Subordinated Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Senior Subordinated Notes may also be made in the case of a Holder of at least $1,000,000 aggregate principal amount of Senior Subordinated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment will be in such coin or

                                      A1-2
currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Senior Subordinated Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

            (4) INDENTURE. The Issuers have issued the Senior Subordinated Notes under a Senior Subordinated Indenture dated as of September 23, 2004 (the "Senior Subordinated Indenture") among the Issuers, the Guarantors and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Indenture and those made part of the Senior Subordinated Indenture by reference to the TIA. Terms defined in the Senior Subordinated Indenture and not defined herein have the meanings ascribed thereto in the Senior Subordinated Indenture. The Senior Subordinated Notes are subject to all the terms and provisions of the Senior Subordinated Indenture, and Holders are referred to the Senior Subordinated Indenture and the TIA for a statement of such terms. To the extent any provision of this Senior Subordinated Note conflicts with the express provisions of the Senior Subordinated Indenture, the provisions of the Senior Subordinated Indenture shall govern and be controlling.

            The Senior Subordinated Notes are senior subordinated unsecured obligations of the Issuers. This Senior Subordinated Note is one of the Initial Senior Subordinated Notes referred to in the Senior Subordinated Indenture. The Senior Subordinated Notes include the Initial Senior Subordinated Notes, any Additional Senior Subordinated Notes and any Senior Subordinated Exchange Notes issued in exchange for Initial Senior Subordinated Notes or Additional Senior Subordinated Notes pursuant to the Senior Subordinated Indenture. The Initial Senior Subordinated Notes, any Additional Senior Subordinated Notes and any Senior Subordinated Exchange Notes are treated as a single class of securities under the Senior Subordinated Indenture. The Senior Subordinated Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuers and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make asset sales. The Senior Subordinated Indenture also imposes limitations on the ability of the Issuers and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            To guarantee the due and punctual payment of the principal and interest on the Senior Subordinated Notes and all other amounts payable by the Issuers under the Senior Subordinated Indenture and the Senior Subordinated Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Subordinated Notes and the Senior Subordinated Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Obligations of the Issuers under the Senior Subordinated Notes on a senior subordinated unsecured basis pursuant to the terms of the Senior Subordinated Indenture.

                                      A1-3

            (5) OPTIONAL REDEMPTION.

            (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Issuers will not have the option to redeem the Senior Subordinated Notes prior to October 1, 2009. On or after October 1, 2009, the Issuers may redeem all or a part of the Senior Subordinated Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Senior Subordinated Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                              Percentage
----                                                              ----------
2009........................................................       104.500%
2010........................................................       103.000%
2011........................................................       101.500%
2012 and thereafter.........................................       100.000%

            Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Senior Subordinated Notes or portions thereof called for redemption on the applicable redemption date.

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to October 1, 2007, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under the Senior Subordinated Indenture (including any additional notes issued after the Issue Date) at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including the redemption date, with the net cash proceeds of one or more Equity Offerings (1) by the Issuers or (2) by any direct or indirect parent of VHS Holdco II, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of VHS Holdco II or used to purchase Capital Stock (other than Disqualified Stock) of VHS Holdco II from it; provided that (1) at least 65% in aggregate principal amount of the Senior Subordinated Notes issued under the Senior Subordinated Indenture (excluding Senior Subordinated Notes held by the Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

            (c) At any time prior to October 1, 2009, the Issuers may also redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but not including, the date of redemption, subject to the rights of Holders of Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date.

                                      A1-4

            (6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

            (7) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Subordinated Notes or a satisfaction or discharge of the Senior Subordinated Indenture. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

            (8) REPURCHASE AT THE OPTION OF HOLDER.

            (a) If there is a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder of the Senior Subordinated Notes to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Senior Subordinated Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Senior Subordinated Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Senior Subordinated Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Senior Subordinated Notes in accordance with Article 3 of the Senior Subordinated Indenture, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Senior Subordinated Indenture. The provisions of this clause (a) are subject to the provisions of Section 4.14(c) of the Senior Subordinated Note Indenture.

            (b) If VHS Holdco II or a Restricted Subsidiary of VHS Holdco II consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will commence an offer to all Holders of Senior Subordinated Notes and all holders of other Indebtedness that is pari passu with the Senior Subordinated Notes containing provisions similar to those set forth in the Senior Subordinated Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 4.10 of the Senior Subordinated Indenture to purchase the maximum principal amount of Senior Subordinated Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Senior Subordinated Indenture. To the extent that, any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Senior Subordinated Indenture. If the aggregate principal amount of Senior Subordinated Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such

                                      A1-5

Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Senior Subordinated Notes.

            (9) SUBORDINATION. The Senior Subordinated Notes and Senior Subordinated Note Guarantees are subordinated to Senior Debt, as defined in the Senior Subordinated Indenture. To the extent provided in the Senior Subordinated Indenture, Senior Debt must be paid before the Senior Subordinated Notes and Senior Subordinated Note Guarantees may be paid in accordance with the subordination provisions contained in the Senior Subordinated Indenture and the Issuers authorize the Trustee to give effect to such Subordination provisions and appoints the Trustee as attorney-in-fact for such purpose.

            (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Senior Subordinated Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Indenture. The Issuers need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            (11) PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

            (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Senior Subordinated Indenture or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes including Additional Senior Subordinated Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Senior Subordinated Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes including Additional Senior Subordinated Notes, if any, voting as a single class. Without the consent of any Holder of a Senior Subordinated Note, the Senior Subordinated Indenture or the Senior Subordinated Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, (iii) to provide for the assumption of either Issuers' obligations to Holders of the Senior Subordinated Notes in case of a merger or consolidation or sale of all or substantially all of such Issuers' assets, (iv) to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Senior Subordinated Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the

                                      A1-6

Senior Subordinated Indenture under the TIA or (vi) to add a Guarantee of the Senior Subordinated Notes or to release the Guarantee of Vanguard.

            (13) DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all outstanding Senior Subordinated Notes will become due and payable immediately without further action or notice. Holders may not enforce the Senior Subordinated Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by notice to the Trustee may, on behalf of the Holders of all of the Senior Subordinated Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Senior Subordinated Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Senior Subordinated Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Senior Subordinated Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (14) DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Issuers at any time may terminate some or all of its obligations under the Senior Subordinated Notes, the Senior Subordinated Note Guarantees and the Senior Subordinated Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal of and interest on the Senior Subordinated Notes to redemption or maturity, as the case may be.

            (15) TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

            (16) NO RECOURSE AGAINST OTHERS. A director, manager, officer, employee, incorporator, member or stockholder of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Senior Subordinated Notes, the Senior Subordinated Note Guarantees or the Senior Subordinated Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

            (17) AUTHENTICATION. This Senior Subordinated Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                                      A1-7

            (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (19) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Senior Subordinated Indenture, Holders of Restricted Senior Subordinated Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of September 23, 2004, among the Issuers, the Guarantors and the Initial Purchasers named therein or, in the case of Additional Senior Subordinated Notes, Holders of Restricted Global Senior Subordinated and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Senior Subordinated Notes (collectively, the "Registration Rights Agreement").

            (20) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Subordinated Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (21) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

            The Issuers will furnish to any Holder upon written request and without charge a copy of the Senior Subordinated Indenture and/or the Registration Rights Agreement. Requests may be made to:

                     Vanguard Health Holding Company II, LLC
                        c/o Vanguard Health Systems Inc.
                            20 Burton Hills Boulevard
                                    Suite 100
                           Nashville, Tennessee 37215
                           Attention: General Counsel

                                      A1-8

                                 ASSIGNMENT FORM

            To assign this Senior Subordinated Note, fill in the form below:

(I) or (we) assign and transfer this Senior Subordinated Note to:_______________
                                               (Insert assignee's legal name)
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code) and irrevocably appoint ________________________________________________________
to transfer this Senior Subordinated Note on the books of the Issuers. The agent may substitute another to act for him.

Date: _______________

                               Your Signature:__________________________________
                                             (Sign exactly as your name appears
                                              on the face of this Senior
                                              Subordinated Note)

Signature Guarantee*:________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Senior Subordinated Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Senior Subordinated Indenture, check the appropriate box below:

            [_] Section 4.10                [_] Section 4.14

            If you want to elect to have only part of the Senior Subordinated Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Senior Subordinated Indenture, state the amount you elect to have purchased:

                                            $___________

Date:____________________

                               Your Signature:__________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Senior
                                             Subordinated Note)

                               Tax Identification No.: _________________________

Signature Guarantee*: _______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-10

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

            The following exchanges of a part of this Senior Subordinated Global Note for an interest in another Senior Subordinated Global Note or for a Definitive Note, or exchanges of a part of another Senior Subordinated Global Note or Definitive Note for an interest in this Senior Subordinated Global Note, have been made:

                                                                          Principal Amount of
                                Amount of              Amount of                 this
                               decrease in             increase in               Senior
                                Principal               Principal            Subordinated
                             Amount of this          Amount of this           Global Note             Signature of
                                  Senior                 Senior              following such            authorized
        Date of                Subordinated           Subordinated            decrease (or         officer of Trustee
        Exchange               Global Note             Global Note             increase)              or Custodian
        --------             --------------          --------------       -------------------      ------------------

* This schedule should be included only if the Senior Subordinated Note is issued in global form.

                                     A1-11

                                                                      EXHIBIT A2

      [Face of Regulation S Temporary Senior Subordinated Global Note]

________________________________________________________________________________
                                           CUSIP/ISIN

                      9% Senior Subordinated Notes due 2014

No. _____                                                         $ ____________

                    VANGUARD HEALTH HOLDING COMPANY II, INC.
                                       and
                        VANGUARD HOLDING COMPANY II, INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum of $__________ DOLLARS on October 1, 2014.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated:  September 23, 2004

                                         VANGUARD HEALTH HOLDING COMPANY
                                           II, LLC

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         VANGUARD HOLDING COMPANY II, INC.

                                         By: ___________________________________
                                             Name:
                                             Title:

This is one of the Senior Subordinated Notes referred to in the within-mentioned Senior Subordinated Indenture:

U.S. Bank National Association, as Trustee

By:_________________________________________
   Authorized Signatory

                                      A2-1

        [Back of Regulation S Temporary Senior Subordinated Global Note]
                      9% Senior Subordinated Notes due 2014

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY SENIOR SUBORDINATED GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR SUBORDINATED NOTES, ARE AS SPECIFIED IN THE SENIOR SUBORDINATED INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY SENIOR SUBORDINATED GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS SENIOR SUBORDINATED GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SENIOR SUBORDINATED INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE SENIOR SUBORDINATED INDENTURE, (2) THIS SENIOR SUBORDINATED GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SENIOR SUBORDINATED INDENTURE, (3) THIS SENIOR SUBORDINATED GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SENIOR SUBORDINATED INDENTURE AND (4) THIS SENIOR SUBORDINATED GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS SENIOR SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANIES (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE

                                      A2-2

FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

      (1) REPRESENTS THAT:

            (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES
      ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

            (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) (1), (2),(3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR

            (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND

      (2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY:

            (A) TO THE ISSUERS,

            (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

            (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

            (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

            (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

            (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                      A2-3

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR
(2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE ISSUERS RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR SUBORDINATED NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SENIOR SUBORDINATED NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE SENIOR SUBORDINATED INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR SUBORDINATED NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

            Capitalized terms used herein have the meanings assigned to them in the Senior Subordinated Indenture referred to below unless otherwise indicated.

            (1) INTEREST. Vanguard Health Holding Company II, LLC, a Delaware limited liability company, ("VHS Holdco II"), Vanguard Holding Company II, Inc., a Delaware corporation and a wholly owned subsidiary of VHS Holdco II (together with VHS Holdco II, the "Issuers"), promise to pay interest on the principal amount of this Senior Subordinated Note at 9% per annum from September 23, 2004 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 8 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 23, 2004 until the principal hereof is due. The first Interest Payment Date shall be April 1, 2005. The Issuers will pay interest on overdue principal at the rate borne by the Senior Subordinated Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            Until this Regulation S Temporary Senior Subordinated Global Note is exchanged for one or more Regulation S Permanent Senior Subordinated Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this

                                      A2-4

Regulation S Temporary Senior Subordinated Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Senior Subordinated Indenture.

            (2) METHOD OF PAYMENT. The Issuers will pay interest on the Senior Subordinated Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Senior Subordinated Indenture with respect to defaulted interest. Payments in respect of Senior Subordinated Notes represented by Senior Subordinated Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Senior Subordinated Notes may also be made in the case of a Holder of at least $1,000,000 aggregate principal amount of Senior Subordinated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Senior Subordinated Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

            (4) INDENTURE. The Issuers have issued the Senior Subordinated Notes under a Senior Subordinated Indenture dated as of September 23, 2004 (the "Senior Subordinated Indenture") among the Issuers, the Guarantors and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Indenture and those made part of the Senior Subordinated Indenture by reference to the TIA. Terms defined in the Senior Subordinated Indenture and not defined herein have the meanings ascribed thereto in the Senior Subordinated Indenture. The Senior Subordinated Notes are subject to all the terms and provisions of the Senior Subordinated Indenture, and Holders are referred to the Senior Subordinated Indenture and the TIA for a statement of such terms. To the extent any provision of this Senior Subordinated Note conflicts with the express provisions of the Senior Subordinated Indenture, the provisions of the Senior Subordinated Indenture shall govern and be controlling.

            The Senior Subordinated Notes are senior subordinated unsecured obligations of the Issuers. This Senior Subordinated Note is one of the Initial Senior Subordinated Notes referred to in the Senior Subordinated Indenture. The Senior Subordinated Notes include the

                                      A2-5

Initial Senior Subordinated Notes, any Additional Senior Subordinated Notes and any Senior Subordinated Exchange Notes issued in exchange for Initial Senior Subordinated Notes or Additional Senior Subordinated Notes pursuant to the Senior Subordinated Indenture. The Initial Senior Subordinated Notes, any Additional Senior Subordinated Notes and any Senior Subordinated Exchange Notes are treated as a single class of securities under the Senior Subordinated Indenture. The Senior Subordinated Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuers and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make asset sales. The Senior Subordinated Indenture also imposes limitations on the ability of the Issuers and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            To guarantee the due and punctual payment of the principal and interest on the Senior Subordinated Notes and all other amounts payable by the Issuers under the Senior Subordinated Indenture and the Senior Subordinated Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Subordinated Notes and the Senior Subordinated Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Obligations of the Issuers under the Senior Subordinated Notes on a senior subordinated unsecured basis pursuant to the terms of the Senior Subordinated Indenture.

            (5) OPTIONAL REDEMPTION.

            (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Issuers will not have the option to redeem the Senior Subordinated Notes prior to October 1, 2009. On or after October 1, 2009, the Issuers may redeem all or a part of the Senior Subordinated Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Senior Subordinated Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

 Year                                                               Percentage
------                                                              ----------
2009..........................................................       104.500%
2010..........................................................       103.000%
2011..........................................................       101.500%
2012 and thereafter...........................................       100.000%

            Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Senior Subordinated Notes or portions thereof called for redemption on the applicable redemption date.

                                      A2-6

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to October 1, 2007, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under the Senior Subordinated Indenture (including any additional notes issued after the Issue Date) at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including the redemption date, with the net cash proceeds of one or more Equity Offerings (1) by the Issuers or (2) by any direct or indirect parent of VHS Holdco II, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of VHS Holdco II or used to purchase Capital Stock (other than Disqualified Stock) of VHS Holdco II from it; provided that (1) at least 65% in aggregate principal amount of the Senior Subordinated Notes issued under the Senior Subordinated Indenture (excluding Senior Subordinated Notes held by the Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

            (c) At any time prior to October 1, 2009, the Issuers may also redeem all or a part of the Senior Subordinated Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption, subject to the rights of Holders of Senior Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date.

            (6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

            (7) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Subordinated Notes or a satisfaction or discharge of the Senior Subordinated Indenture. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

            (8) REPURCHASE AT THE OPTION OF HOLDER.

            (a) If there is a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder of the Senior Subordinated Notes to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Senior Subordinated Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Senior Subordinated Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Senior Subordinated Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Senior Subordinated Notes in accordance with Article 3 of the Senior Subordinated Indenture, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Senior Subordinated

                                      A2-7

Indenture. The provisions of this clause (a) are subject to the provisions of
Section 4.14(c) of the Senior Subordinated Note Indenture.

            (b) If VHS Holdco II or a Restricted Subsidiary of VHS Holdco II consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will commence an offer to all Holders of Senior Subordinated Notes and all holders of other Indebtedness that is pari passu with the Senior Subordinated Notes containing provisions similar to those set forth in the Senior Subordinated Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 4.10 of the Senior Subordinated Indenture to purchase the maximum principal amount of Senior Subordinated Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Senior Subordinated Indenture. To the extent that any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Senior Subordinated Indenture. If the aggregate principal amount of Senior Subordinated Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Senior Subordinated Notes.

            (9) SUBORDINATION. The Senior Subordinated Notes and Senior Subordinated Note Guarantees are subordinated to Senior Debt, as defined in the Senior Subordinated Indenture. To the extent provided in the Senior Subordinated Indenture, Senior Debt must be paid before the Senior Subordinated Notes and Senior Subordinated Note Guarantees may be paid in accordance with the subordination provisions contained in the Senior Subordinated Indenture and the Issuers authorize the Trustee to give effect to such subordination provisions and appoints the Trustee as attorney-in-fact for such purpose.

            (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Senior Subordinated Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Indenture. The Issuers need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                                      A2-8

            This Regulation S Temporary Senior Subordinated Global Note is exchangeable in whole or in part for one or more Senior Subordinated Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Senior Subordinated Indenture. Upon exchange of this Regulation S Temporary Senior Subordinated Global Note for one or more Senior Subordinated Global Notes, the Trustee shall cancel this Regulation S Temporary Senior Subordinated Global Note.

            (11) PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

            (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Senior Subordinated Indenture or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes including Additional Senior Subordinated Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Senior Subordinated Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes including Additional Senior Subordinated Notes, if any, voting as a single class. Without the consent of any Holder of a Senior Subordinated Note, the Senior Subordinated Indenture or the Senior Subordinated Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, (iii) to provide for the assumption of either Issuers' obligations to Holders of the Senior Subordinated Notes in case of a merger or consolidation or sale of all or substantially all of such Issuers' assets, (iv) to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Senior Subordinated Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Indenture under the TIA, or (vi) to add a Guarantee of the Senior Subordinated Notes or to release the Guarantee of Vanguard.

            (13) DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all outstanding Senior Subordinated Notes will become due and payable immediately without further action or notice. Holders may not enforce the Senior Subordinated Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by notice to the Trustee may, on behalf of the Holders of all of the Senior Subordinated Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Senior Subordinated Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal

                                      A2-9
of, the Senior Subordinated Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Senior Subordinated Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (14) DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Issuers at any time may terminate some or all of its obligations under the Senior Subordinated Notes, the Senior Subordinated Note Guarantees and the Senior Subordinated Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal of and interest on the Senior Subordinated Notes to redemption or maturity, as the case may be.

            (15) TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

            (16) NO RECOURSE AGAINST OTHERS. A director, manager, officer, employee, incorporator, member or stockholder of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Senior Subordinated Notes, the Senior Subordinated Note Guarantees or the Senior Subordinated Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

            (17) AUTHENTICATION. This Senior Subordinated Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (19) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Senior Subordinated Notes under the Senior Subordinated Indenture, Holders of Restricted Senior Subordinated Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of September 23, 2004, among the Issuers, the Guarantors and the Initial Purchasers named therein or, in the case of Additional Senior Subordinated Notes, Holders of Restricted Senior Subordinated Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Senior Subordinated Notes (collectively, the "Registration Rights Agreement").

            (20) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Subordinated Notes, and the Trustee may use CUSIP

                                     A2-10
numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (21) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE SENIOR SUBORDINATED INDENTURE, THIS SENIOR SUBORDINATED NOTE AND THE SENIOR SUBORDINATED NOTE GUARANTEES.

            The Issuers will furnish to any Holder upon written request and without charge a copy of the Senior Subordinated Indenture and/or the Registration Rights Agreement. Requests may be made to:

                     Vanguard Health Holding Company II, LLC
                        Vanguard Holding Company II, Inc.
                        c/o Vanguard Health Systems Inc.
                            20 Burton Hills Boulevard
                                    Suite 100
                           Nashville, Tennessee 37215
                           Attention: General Counsel

                                     A2-11

                                 ASSIGNMENT FORM

            To assign this Senior Subordinated Note, fill in the form below:

(I) or (we) assign and transfer this Senior Subordinated Note to:_______________
                                                (Insert assignee's legal name)
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code) and irrevocably appoint_________________________________________________________
to transfer this Senior Subordinated Note on the books of the Issuers. The agent may substitute another to act for him.

Date:___________________
                               Your Signature:__________________________________
                                              (Sign exactly as your name appears
                                               on the face of this Senior
                                               Subordinated Note)

Signature Guarantee*:___________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-12

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Senior Subordinated Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Senior Subordinated Indenture, check the appropriate box below:

            [_] Section 4.10                 [_] Section 4.14

            If you want to elect to have only part of the Senior Subordinated Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Senior Subordinated Indenture, state the amount you elect to have purchased:

                                         $__________________

Date: ___________________

                               Your Signature:__________________________________
                                              (Sign exactly as your name appears
                                               on the face of this Senior
                                               Subordinated Note)

                               Tax Identification No.: _________________________

Signature Guarantee*: _________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-13

        SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY
                        SENIOR SUBORDINATED GLOBAL NOTE

            The following exchanges of a part of this Regulation S Temporary Senior Subordinated Global Note for an interest in another Senior Subordinated Global Note, or exchanges of a part of another other Restricted Senior Subordinated Global Note for an interest in this Regulation S Temporary Senior Subordinated Global Note, have been made:

                                                                               Principal
                                Amount of              Amount of            Amount of this
                               decrease in             increase in              Senior
                                Principal              Principal             Subordinated
                              Amount of this         Amount of this           Global Note           Signature of
                                  Senior                 Senior             following such            authorized
        Date of                Subordinated           Subordinated           decrease (or        officer of Trustee
        Exchange               Global Note            Global Note              increase)            or Custodian
        --------              --------------         --------------         --------------       ------------------

                                     A2-14

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Vanguard Health Holding Company II, LLC
Vanguard Holding Company II, Inc.
c/o Vanguard Health Systems Inc.
20 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215
Attention:  General Counsel

U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention:  General Counsel

                                  Re: 9% Senior Subordinated Notes due 2014

            Reference is hereby made to the Senior Subordinated Indenture, dated as of September 23, 2004 (the "Senior Subordinated Indenture"), among Vanguard Health Holding Company II, LLC, a Delaware limited liability company, ("VHS Holdco II"), Vanguard Holding Company II, Inc., a Delaware corporation and a wholly owned subsidiary of VHS Holdco II (together with VHS Holdco II, the "Issuers"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Subordinated Indenture.

            ___________________, (the "Transferor") owns and proposes to transfer the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Senior Subordinated Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]
            1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE SENIOR SUBORDINATED 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Senior Subordinated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Senior Subordinated Global Note and/or the Restricted Definitive Note and in the Senior Subordinated Indenture and the Securities Act.

            2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY SENIOR SUBORDINATED GLOBAL NOTE, THE REGULATION S PERMANENT SENIOR SUBORDINATED GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant B-1 to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Senior Subordinated Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Senior Subordinated Global Note, the Regulation S Temporary Senior Subordinated Global Note and/or the Restricted Definitive Note and in the Senior Subordinated Indenture and the Securities Act.

            3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI SENIOR SUBORDINATED GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Senior Subordinated Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

            (b) [_] such Transfer is being effected to the Issuers or a subsidiary thereof; or

            (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

            (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Senior Subordinated Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Senior Subordinated Indenture and (2) requested by an Issuer, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Senior Subordinated Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Senior Subordinated Global Note and/or the Restricted Definitive Notes and in the Senior Subordinated Indenture and the Securities Act.

            4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED SENIOR SUBORDINATED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Senior Subordinated Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Senior Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Senior Subordinated Global Notes, on Restricted Definitive Notes and in the Senior Subordinated Indenture.

            (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Senior Subordinated Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Senior Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Senior Subordinated Global Notes, on Restricted Definitive Notes and in the Senior Subordinated Indenture.

            (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Senior Subordinated Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Senior Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Senior Subordinated Global Notes or Restricted Definitive Notes and in the Senior Subordinated Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                             ___________________________________
                                             [Insert Name of Transferor]

                                             By: _______________________________
                                                 Name:
                                                 Title:

Dated:___________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                     [CHECK ONE OF (a) OR (b)]

(a)   [_] a beneficial interest in the:

      (i)   [_]Senior Subordinated 144A Global Note (CUSIP _________), or

      (ii) [_] Regulation S Senior Subordinated Global Note (CUSIP _________), or

      (iii) [_] IAI Senior Subordinated Global Note (CUSIP _________); or

(b)   [_] a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

                     [CHECK ONE]

(a)   [_] a beneficial interest in the:

      (i)   [_]Senior Subordinated 144A Global Note (CUSIP _________), or

      (ii) [_] Regulation S Senior Subordinated Global Note (CUSIP _________), or

      (iii) [_] IAI Senior Subordinated Global Note (CUSIP _________); or

      (iv)  [_] Unrestricted Senior Subordinated Global Note (CUSIP _________);
            or

(b)   [_] a Restricted Definitive Note; or

(c) [_] an Unrestricted Definitive Note, in accordance with the terms of the Senior Subordinated Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Vanguard Health Holding Company II, LLC
Vanguard Holding Company II, Inc.
c/o Vanguard Health Systems Inc.
20 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215
Attention:  General Counsel

U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention:  General Counsel

                    Re: 9% Senior Subordinated Notes due 2014

                            (CUSIP ________________ )

            Reference is hereby made to the Senior Subordinated Indenture, dated as of September 23, 2004 (the "Senior Subordinated Indenture"), among Vanguard Health Holding Company II, LLC, a Delaware limited liability company, ("VHS Holdco II"), Vanguard Holding Company II, Inc., a Delaware corporation and a wholly owned subsidiary of VHS Holdco II (together with VHS Holdco II, the "Issuers"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Subordinated Indenture.

            __________________________, (the "Owner") owns and proposes to exchange the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified herein, in the principal amount of $_____________ in such Senior Subordinated Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

            1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED SENIOR SUBORDINATED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED SENIOR SUBORDINATED GLOBAL NOTE

            (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED SENIOR SUBORDINATED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED SENIOR SUBORDINATED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Senior Subordinated Global Note for a beneficial interest in an Unrestricted Senior Subordinated Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Senior Subordinated Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"),
(iii) the restrictions on transfer contained in the Senior Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Senior Subordinated Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED SENIOR SUBORDINATED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Senior Subordinated Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Senior Subordinated Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Senior Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED SENIOR SUBORDINATED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Senior Subordinated Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Senior Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Senior Subordinated Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED SENIOR SUBORDINATED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED SENIOR SUBORDINATED GLOBAL NOTES

            (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED SENIOR SUBORDINATED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Senior Subordinated Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Senior Subordinated Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Senior Subordinated Indenture and the Securities Act.

            (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED SENIOR SUBORDINATED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] Senior Subordinated 144A Global Note,
[_] Regulation S Senior Subordinated Global Note, [_] IAI Senior Subordinated Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Senior Subordinated Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Senior Subordinated Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Senior Subordinated Global Note and in the Senior Subordinated Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                             ___________________________________
                                             [Insert Name of Transferor]

                                             By: _______________________________
                                                 Name:
                                                 Title:

Dated:___________________

                                                                       EXHIBIT D

      FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Vanguard Health Holding Company II, LLC
Vanguard Holding Company II, Inc.
c/o Vanguard Health Systems Inc.
20 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215
Attention:  General Counsel

U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention:  General Counsel

                    Re: 9% Senior Subordinated Notes due 2014

            Reference is hereby made to the Senior Subordinated Indenture, dated as of September 23, 2004 (the "Senior Subordinated Indenture"), among Vanguard Health Holding Company II, LLC, a Delaware limited liability company, ("VHS Holdco II"), Vanguard Holding Company II, Inc., a Delaware corporation and a wholly owned subsidiary of VHS Holdco II (together with VHS Holdco II, the "Issuers"), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Subordinated Indenture.

            In connection with our proposed purchase of $______________ aggregate principal amount of:

            (a) [_] a beneficial interest in a Senior Subordinated Global Note, or

            (b) [_] a Definitive Note, we confirm that:

            1. We understand that any subsequent transfer of the Senior Subordinated Notes or any interest therein is subject to certain restrictions and conditions set forth in the Senior Subordinated Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Subordinated Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the offer and sale of the Senior Subordinated Notes have not been registered under the Securities Act, and that the Senior Subordinated Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Subordinated Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if requested by an Issuer, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Senior Subordinated Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

            3. We understand that, on any proposed resale of the Senior Subordinated Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Subordinated Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Subordinated Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            5. We are acquiring the Senior Subordinated Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            [Insert Name of Accredited Investor]

                                             By: _______________________________
                                                 Name:
                                                 Title:

Dated: ______________

                                                                       EXHIBIT E

          [FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
                                  GUARANTORS]

            SUPPLEMENTAL INDENTURE (this "Supplemental Senior Subordinated Indenture"), dated as of ________________, 200__, among __________________ (the
"New Guarantor"), a subsidiary of Vanguard Health Holding Company II, LLC, a Delaware limited liability company ("VHS Holdco II"), Vanguard Holding Company II, Inc., a Delaware corporation and a wholly owned subsidiary of VHS Holdco II (together with VHS Holdco II, the "Issuers") and U.S. Bank National Association, as trustee under the Senior Subordinated Indenture referred to below (the "Trustee").

                                   WITNESSETH

            WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the "Senior Subordinated Indenture"), dated as of September 23, 2004 providing for the issuance of 9% Senior Subordinated Notes due 2014 (the "Senior Subordinated Notes");

            WHEREAS, Section 4.16 of the Senior Subordinated Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers' Obligations under the Senior Subordinated Notes and the Senior Subordinated Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and WHEREAS, pursuant to
Section 9.01 of the Senior Subordinated Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Senior Subordinated Indenture.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

            1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Senior Subordinated Indenture.

            2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article 12 of the Senior Subordinated Indenture and to be bound by all other applicable provisions of the Senior Subordinated Indenture and the Senior Subordinated Notes and to perform all of the obligations and agreements of a Guarantor under the Senior Subordinated Indenture. The Guarantee of the New Guarantor shall be subordinated to Senior Debt as provided in the Senior Subordinated Note Indenture

            3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Issuers, any parent entity of the Issuers or any Subsidiary, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Senior Subordinated Notes, this Senior Subordinated

Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

            4. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 14.02 of the Senior Subordinated Indenture.

            5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Senior Subordinated Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Senior Subordinated Indenture shall form a part of the Senior Subordinated Indenture for all purposes, and every holder of Senior Subordinated Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

            6. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE SENIOR SUBORDINATED NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Senior Subordinated Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

            9. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _____________, 20 ___

                                  [NEW GUARANTOR]

                                  By: _________________________________________
                                      Name:
                                      Title:

                                  VANGUARD HEALTH HOLDING COMPANY
                                    II, LLC

                                  By: _________________________________________
                                      Name:
                                      Title:

                                  VANGUARD HOLDING COMPANY II, INC.

                                  By: _________________________________________
                                      Name:
                                      Title:

                                  VANGUARD HEALTH HOLDING COMPANY I,
                                    LLC

                                  By: _________________________________________
                                      Name:
                                      Title:

                                  VANGUARD HEALTH SYSTEMS, INC.

                                  By: _________________________________________
                                      Name:
                                      Title:

                                  U.S. BANK NATIONAL ASSOCIATION
                                    as Trustee

                                  By __________________________________________
                                      Authorized Signatory E-3